UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A-2

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 15, 2010

CARBON GREEN INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52874
(Commission File Number)

20-4126700
(IRS Employer Identification No.)

Trnavska Cesta 50, 7th Floor, Bratislava 82102, Slovak Republic
(Address of principal executive offices and Zip Code)

421.903.556.778
Registrant's telephone number, including area code

Vysoka 26, Bratislava 81106, Slovak Republic
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Explanatory Note

This amendment no. 2 to the Form 8-K, which was originally filed with the Commission on January 22, 2010, and then amended on April 1, 2010, is being filed in order to include the restated unaudited condensed consolidated interim financial statements of Greenwood Commerce Ltd. for the period ended December 31, 2009, and the revised unaudited pro forma condensed consolidated financial information, which were filed in amendment no. 1 to the Form 8-K on April 1, 2010, and to update the stock option information with respect to executive compensation. For a detailed explanation of the reasons for the restatement of the financial statements, please see Note 2 to the unaudited condensed consolidated interim financial statements of Greenwood Commerce Ltd. for the period ended December 31, 2009 attached hereto.

Cautionary Statement Concerning Forward-Looking Information

This current Form 8-K contains forward-looking statements. Forward-looking statements are projections in respect of future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “intend”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause our or our industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. These risks and uncertainties include: a continued downturn in international economic conditions; any adverse occurrence with respect to the patented technology we license; the inability of our tire pyrolysis plant to commence commercial production in the second quarter of 2010; our ability to bring new products to market; market demand for our products; shifts in industry capacity; product development or other initiatives by our competitors; fluctuations in the availability and cost of materials required to produce our products; delays in the implementation of our projects and disputes regarding the performance of our services; potential negative financial impact from claims, lawsuits and other legal proceedings or challenges; and other factors beyond our control.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

As used in this current report on Form 8-K, the terms “we”, “us” and “our” mean Carbon Green Inc. and its direct and indirect wholly-owned subsidiaries, Greenwood Commerce Ltd., CBp Carbon Green (Ontario) Inc., CBp Cyprus Limited and Colane Enterprises Limited. All dollar amounts refer to United States dollars unless otherwise indicated.

Item 1.01 Entry into a Material Definitive Agreement

The disclosure under Item 2.01 of this current report on Form 8-K is responsive to this item and is hereby incorporated by reference.

Item 2.01 Completion of Acquisition of Assets

On November 30, 2009, we entered into a share purchase agreement with CBp Carbon Industries, Inc. and its wholly-owned subsidiary, Greenwood Commerce Ltd. The closing of the agreement occurred on January 15, 2010. Pursuant to the terms of the share purchase agreement, we acquired all of the issued and outstanding common shares of Greenwood Commerce from CBp Carbon Industries in exchange for the issuance by our company to CBp Carbon Industries of 33,346,262 shares of our common stock on the basis of one share of our common stock for each four issued and outstanding common shares of CBp Carbon Industries, and 1,056,041 share purchase warrants on the basis of one share purchase warrant for each four outstanding share purchase warrants of CBp Carbon Industries. 868,541 of the warrants entitle the holder thereof to purchase one share of our common stock at an exercise price of $2.50 per share until January 15, 2013 and 187,500 of the warrants entitle the holder thereof to purchase one share of our common stock at an exercise price of $2.00 per share until January 15, 2013.

The share purchase agreement also provides for: (i) the issuance, within 90 days of closing, to John Novak of 10,000,000 shares of Class “A” preferred stock with 100 votes per share, convertible into common shares at a ratio of 50,000 Class “A” preferred shares for 50,000 common shares for each $1,000,000 of before tax profit; and (ii) the issuance to new management of an aggregate of 10,000,000 shares of Class “B” preferred stock convertible into common shares (on a one for one basis), with 10% being convertible for each tire pyrolysis plant entering commercial production. Neither the Class “A” or “B” preferred shares will participate in dividends or assets in the event of a wind-up. As of January 22, 2010, we had not amended our articles of incorporation to authorize any shares of preferred stock.

Prior to the closing of the agreement, all of the assets of CBp Carbon Industries were transferred to Greenwood Commerce in exchange for the issuance by Greenwood Commerce to CBp Carbon Industries of common shares of Greenwood. As a result, Greenwood acquired the worldwide exclusive ownership rights to, among other things, a protected proprietary technology that converts the by-products of tire pyrolysis (heating in the absence of oxygen) into: (i) recovered steel; (ii) a #2 diesel equivalent oil, which can also be employed to generate green electricity in many countries; (iii) a patented nano-particle compound known as Carbon Green™ that is a tire industry-tested and accepted competitive substitute for commercial carbon black; and (iv) a clean-burning gas that can be used to provide power to Greenwood’s processing plants.

The securities of our company issued to CBp Carbon Industries under the share purchase agreement have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state in the United States, and were issued in reliance upon an exemption from registration under the Securities Act of 1933. The securities may not be offered or sold in the United States absent registration under the Securities Act of 1933 or an applicable exemption from such registration requirements.

We have determined to treat the acquisition of Greenwood as a reverse acquisition for accounting purposes and, as such, we have experienced a deemed year end change and will go forward using Greenwood’s year end of June 30. As a result, our next Form 10-Q filing will be for the three and nine months ended March 31, 2010 and subsequent filings will be based on a June 30 fiscal year end. We intend to file an amended current report on Form 8-K within 71 days plus four business days from the filing of this current report that will include audited annual financial statements and reviewed interim financial statements of Greenwood for the three and six months ended December 31, 2009, together with a management’s discussion and analysis section describing same.

BUSINESS

Corporate Overview

Our principal executive office is located at Trnavska Cesta 50, 7th Floor, Bratislava 82102, Slovak Republic and our principal administrative office is located at 3208 – 610 Granville Street, Vancouver, British Columbia, Canada V6C 3T3. Our telephone number in Bratislava is +421-903-556-778 and our telephone number in Vancouver is 604-568-0180. Our common stock is quoted on the OTC Bulletin Board under the symbol “CGNI”.

General Development of the Business

We were incorporated under the laws of the State of Nevada on January 16, 2006, and commenced operations in March of 2006. Through our wholly-owned subsidiary, True Health Studio, our business plan was to develop a store-in-store concept utilizing professional “alternative” health care providers who required equipment and space, as well as a flexible practicing experience. However, as we had no tenants in our rental facility as of the time immediately prior to the entry into the share purchase agreement and had no sources of revenue from our business plan, we determined to seek out a new business opportunity to increase value for our shareholders.

On November 4, 2009, we completed a merger with our subsidiary, Carbon Green Inc., a Nevada corporation. As a result, we changed our name from “Neema, Inc.” to “Carbon Green Inc.” We changed the name of our company to better reflect the direction and business of our company. We adopted amended and restated bylaws on January 12, 2010. A copy of our current bylaws is included as Exhibit 3.4 to this current report on Form 8-K.

On November 4, 2009, we effected a twelve (12) for one (1) forward stock split of our authorized, issued and outstanding common stock. As a result, our authorized capital increased from 25,000,000 shares of common stock with a par value of $0.001 to 300,000,000 shares of common stock with a par value of $0.001.

Greenwood Commerce Ltd.

Greenwood Commerce Ltd. was incorporated under the laws of the British Virgin Island on September 21, 2005 under the BVI Business Companies Act, 2004. It was established to acquire and commercialize a technology used for converting scrap automotive tires into reusable components and producing a commercial substitute for carbon black, a primary commodity for the rubber and plastics industries. The registered office of Greenwood is located at Drake Chambers, PO Box 3321, Road Town, Tortola, British Virgin Islands.

Greenwood Commerce Ltd. presently has three wholly-owned subsidiaries, being CBp Carbon Green (Ontario) Inc., a federal Canadian company, CBp Cyprus Limited, a Cyprus company, and Colane Enterprises Limited, a Cyprus company.

On November 8, 2005, Greenwood acquired all of the outstanding shares of Environmental Solutions SRO in exchange for payment of $2,500,000, the issuance of 10,000,000 common shares of Greenwood’s former parent company, CBp Carbon Industries, Inc. at a deemed price of $0.10 per share and the issuance of 10,000,000 series “A” preferred shares (having 100 votes per share) of CBp Carbon Industries at a deemed price of $0.01 per share. Upon receipt of the $2,500,000 payment, the vendor was required to pay all outstanding liabilities of Environmental Solutions SRO. From 2005 to 2008, Greenwood constructed an experimental pilot plant in Csongrad, Hungary, where it achieved most of its technical development. Beginning in 2008, Greenwood developed an 8000 tonne per annum commercial processing plant in Cyprus which is slated to enter continuous commercial product at the beginning of the second quarter of 2010. During this approximate five year period of development and research, CBp Carbon Industries, Inc raised (primarily in Europe), and invested in its development and plant construction, approximately $75 million.

On May 15, 2006, Greenwood, through its wholly-owned subsidiary, CBp Carbon Hungary Kft, acquired the assets and liabilities of Energum Waste Recycling Kft, a scrap tire recycling plant in Hungary. The purchase price included €800,000 and the issuance of 400,000 common shares of CBp Carbon Industries, Inc. to the shareholders of Energum Waste Recycling.

On June 30, 2007, Greenwood signed an agreement with Padma Marketing Ltd., a related party by virtue of common ownership, to sell its right, title and interest in CBp Carbon Hungary, including its equity interest in Energum Waste Recycling Kft and Zolzsden Kft, in consideration of €100,000.

On March 31, 2008, CBp Cyprus Limited entered into an agreement with the sole shareholder of Colane Enterprises Limited whereby CBp Cyprus acquired all of the outstanding shares of Colane Enterprises in exchange for cash consideration of €2,802,106.

On December 2, 2009, Greenwood entered into an agreement with CBp Carbon Industries, Inc. whereby it purchased all of the assets (including patents) of CBp Carbon Industries in exchange for the issuance of 10,000 shares of Greenwood, all of Greenwood’s equity in, and loans to, Environmental Solutions SRO, and all of Greenwood’s interest in loans and non-equity interests in Energum KFT and CBp Carbon Hungary KFT.

Description of Business

Principal Product

Our current business plan is to focus on the continued development of our process for recycling used tires into high-grade steel, oil (which is intended to be converted to electric generation in many jurisdictions), off-gases and a carbon black substitute known as Carbon Green™. We are nearing completion of an 8000 tonnes per annum pyrolysis tire processing plant in Cyprus, with commercial operations slated to commence at the beginning of the second quarter of 2010 We have a patent pending for Carbon Green™ and it is our most important output product. Carbon Green™ is developed through a process that recycles 100% of a used tire and converts it into valuable end products. Our technology separates tires into their component parts and post-processes the outputs. Four Patent Cooperation Treaty applications have been filed for our tire recycling process and technology, and corresponding national applications have been filed in Taiwan and Argentina. We have successfully completed the construction and commissioning of our first commercial factory in Cyprus, a European Union country, capable of processing over 8,000 tonnes of end-of-life tires per year.

Carbon black is a virtually pure elemental carbon in the form of colloidal particles that are produced by incomplete combustion or thermal decomposition of gaseous or liquid hydrocarbons under controlled conditions. Its physical appearance is that of a black, fine powder. Carbon black is one of the top 50 industrial chemicals manufactured worldwide, based on annual tonnage. Approximately 18 billion pounds, or 8.1 million metric tonnes, are produced each year. In value terms, the world market for carbon black is expected to be $9.9 billion in 2009, with Asia representing the largest share.

There are several grades of carbon black quality. The grades have classification codes ranging from N110, which is the highest quality grade and most expensive, to N774, which is the lowest quality grade and least expensive. The highest-priced grades are used in the tire treads of trucks, high-speed tire treads and off-road vehicles, whereas the lower grades are used in tire inner liners, auto parts, agriculture tire treads, mining tire treads, other low speed tires and sidewalls of all types of tires.

Carbon Green™ is a substitute for all applications of carbon black from grades N774 to N660, the most common grades of carbon black used in the manufacture of tires. These grades sell in the range of US$800 per tonne for N774 and US$1000 per tonne for N660.

Recycling Process

Our tire recycling process is a pyrolysis process. Pyrolysis is the transformation of a substance into one or more other substances by heat alone without oxidation.

In the first step in our process, shredded tires are brought into our pyrolysis reactor and heated in a controlled environment. The rubber liquefies and breaks down. The volatile compounds evaporate and are collected and condensed to oil in the condenser and the remaining off-gases are used as energy for the reactor. The pyrolysis residue, or char, is further refined. The hot residue is cooled to ambient temperatures in a cooling bed under controlled gaseous conditions. After being filtered for steel, the remaining char is converted to nano-size particles. These particles are processed to obtain Carbon Green™. The process is very clean as all of the processes are executed in a controlled environment in the absence of air.

The pyrolysis process is old and well understood, but until our recent technological breakthrough, the carbon black obtained did not meet tire industry standards. Through years of development and testing, we have resolved these issues, effectively being the first to use this process for tire recycling pyrolysis.

Status of Publicly Announced New Product

Prior to the closing of the share purchase agreement with Greenwood Commerce and CBp Carbon Industries, Inc., we announced that CBp Carbon (whose assets related to our business were assigned to Greenwood prior to the closing of the share purchase agreement) had recently completed construction on its first commercial scale plant, a commercial tire pyrolysis plant. Operations have commenced and we expect that the plant will enter continuous commercial operations in the beginning of the second quarter of 2010. We estimate that the processing capacity of this plant will be approximately 8,000 tonnes of waste tires per year.

Competitive Business Conditions and our Position in the Industry

Carbon black producers are competitors of our company with respect to our Carbon Green™ product. The three largest suppliers of carbon black have 45% of the market share globally, and the ten largest suppliers account for 71% of the market share, thus making this industry fairly concentrated. The trend is towards further consolidation of companies in our area.

Due to the low cost of our process, we are able to produce Carbon Green™ at a lower cost than virgin producers and thus believe that we will be competitive in the industry.

Sources and Availability of Raw Materials

The European Commission has implemented standards to reduce the negative environmental effects of the land filling of waste, including the disposal of tires. One of the relevant instruments the European Commission uses to achieve this objective is Council Directive 99/31/EC of 26 April 1999 on the landfill of waste. The Council Directive has been implemented by all European Union countries. The Council Directive includes a ban on scrap tires being disposed of in land fills. Countries have to provide for effective regulation and enforcement of the ban. This includes having in place a system for the management of scrap tires. In addition, United States Courts have recently ruled that burning of waste tires for fuel must be declared as creating hazardous and toxic material.

Scrap tires are our raw material. Because of these changes to applicable laws, we can obtain them at no cost or actually be paid to take them. Furthermore, in 2006, we were recognized by the European Union (after research conducted by the German and French Rubber Institutes for the EU) as being the only technology which meets the EU’s tire recycling objectives, as recognized under the European Union Cooperative Research Recycle Tire (CART) project.

Patents

We have four Patent Cooperation Treaty patent applications filed and corresponding national applications have been filed in Taiwan and Argentina for our tire pyrolysis and carbon char upgrading processes. The following is a list of our patent applications:

File Number	International Patent App. No.
CBp-00005PCA	PCT/US2008/011613
CBp-10005-AR (Argentina)	P080104407
CBp-10008-TW (Taiwan)	97138076
CBp-00009PCA	PCT/US2008/02562
CBp-100009-AR (Argentina)	P080104901
CBp-100009-TW (Taiwan)	97143161
CBp-00011PCA	PCT/US2008/011616
CBp-100008-TW (Taiwan)	97138976
CBp-00009PCA	PCT/US2008/012562
CBp-10009-AR (Argentina)	P080104901
CBp-10009-AR (Taiwan)	97143161
CBp-00011PCA	PCT/US2008/011616
CBp-10011-AR (Argentina)	P080104427
CBp-10011-TW (Taiwan)	97138977

Trademarks

We have trademarked the name of our carbon black substitute, Carbon Green™, in all the countries of North America and the European Union.

Government Approval

As with any materials processing plant, our pyrolysis plants require industrial zoning and environmental permitting.

Effect of Existing or Probable Governmental Regulations on Business

The increase and increased strictness of environmental regulations and reduction of the allowable and available uses for waste tires and its products (such as crumb and tire derived fuel) we believe improves our business advantage.

Compliance with Environmental Laws

We have been reported on and examined under European environmental standards and meet all EU requirements for emissions, effluents and other environmental factors. We have begun the process of examining North American environmental issues and expect to be able to meet North American standards without the requirement to change our processes or plant design.

Employees

We have 35 employees at our Cyprus plant and 6 employees at our Bratislava headquarters and Vancouver administrative offices.

Research and Development

We have spent approximately €20 million on our Cyprus plant, of which approximately €2 million is considered to be research expenditures.

RISK FACTORS

Risks Related to our Business

We may experience delays in resolving unexpected technical issues experienced in completing development of new technology that will increase development costs and postpone anticipated sales and revenues.

As we develop and improve our products, we frequently must solve chemical, manufacturing and/or equipment-related issues. Some of these issues are ones that we cannot anticipate because the products we are developing are new. If we must revise existing manufacturing processes or order specialized equipment to address a particular issue, we may not meet our projected timetable for bringing products to market. Such delays may interfere with existing manufacturing schedules, negatively affect revenues and increase our cost of operations.

We are subject to governmental regulations, including environmental and health and safety regulations.

Our business operations are subject to a variety of national, state and local laws and regulations, many of which deal with the environment and health and safety issues. We believe we are in material compliance with applicable environmental and worker health and safety requirements. However, material future expenditures may be necessary if compliance standards change or material unknown conditions that require remediation are discovered. If we fail to comply with present and future environmental and worker health and safety laws and regulations, we could be subject to future liabilities or interruptions in our operations, which could have a material adverse affect on our business.

Our business depends on the protection of our patents and other intellectual property and may suffer if we are unable to adequately protect such intellectual property.

Our success and ability to compete are substantially dependent upon our intellectual property. We rely on patent, trademark and copyright laws, trade secret protection and confidentiality or license agreements with our employees, strategic partners and others to protect our intellectual property rights. However, the steps we take to protect our intellectual property rights may be inadequate. There are events that are outside of our control that pose a threat to our intellectual property rights as well as to our products and services. For example, effective intellectual property protection may not be available in every country in which we license our technology or our products are distributed. Also, the efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any impairment of our intellectual property rights could harm our business and our ability to compete. Also, protecting our intellectual property rights is costly and time consuming. Any increase in the unauthorized use of our intellectual property could make it more expensive to do business and harm our operating results. In addition, other parties may independently develop similar or competing technologies designed around any patents that may be issued to us.

We have several patent applications pending relating to certain aspects of our technology and we may seek further patents on future innovations. Our ability to either develop our products or license our technology is substantially dependent on the validity and enforcement of these patents pending. We cannot guarantee that our patents will not be invalidated, circumvented or challenged, that patents will be issued for our patents pending, that the rights granted under the patents will provide us competitive advantages or that our current and future patent applications will be granted.

Third parties may invalidate our patents.

Third parties may seek to challenge, invalidate, circumvent or render unenforceable any patents or proprietary rights owned by or licensed to us based on, among other things:

  subsequently discovered prior art;

  lack of entitlement to the priority of an earlier, related application; or

  failure to comply with the written description, best mode, enablement or other applicable requirements.

Patent law often requires that a patent must disclose the “best mode” of creating and using the invention covered by a patent. If the inventor of a patent knows of a better way, or “best mode”, to create the invention and fails to disclose it, that failure could result in the loss of patent rights. If a third party is successful in challenging the validity of our patents, our inability to enforce our intellectual property rights could seriously harm our business.

We may be liable for infringing the intellectual property rights of others.

Our products and technologies may be the subject of claims of intellectual property infringement in the future. Our technologies may not be able to withstand any third-party claims or rights against their use. Any intellectual property claims, with or without merit, could be time-consuming, expensive to litigate or settle, could divert resources and attention and could require us to obtain a license to use the intellectual property of third parties. We may be unable to obtain licenses from these third parties on favorable terms, if at all. Even if a license is available, we may have to pay substantial royalties to obtain it. If we cannot defend such claims or obtain necessary licenses on reasonable terms, we may be precluded from offering most or all of our products or services and our business and results of operations will be adversely affected.

The markets in which we intend to sell our products are highly competitive.

The markets in which we intend to sell our products are highly competitive on a global basis, with a number of companies having significantly greater resources and market share than us. Because of greater resources, many of our competitors may be able to adapt more quickly to changes in the markets we have targeted or devote greater resources to the development and sale of new products. The products we have developed have not obtained broad market acceptance and rely on our emerging technology. To improve our competitive position, we will need to make significant ongoing investments in manufacturing, marketing, sales, research and development and intellectual property protection. We do not know if we will have sufficient resources to continue to make such investments or if we will maintain or improve our competitive position within the markets we serve.

We have a limited operating history, and it is difficult to evaluate our financial performance and prospects. There is no assurance that we will achieve profitability or that we will not discover problems with our business model.

We have a limited operating history. As such, it is difficult to evaluate our future prospects and performance, and therefore we cannot ensure that we will operate profitably in the future.

A renewal of the general downturn in the global economy could have an adverse impact on our business, operating results or financial position.

We have recently experienced a general downturn in the global economy. A renewal or worsening of these conditions, including credit and capital markets disruptions, could have an adverse impact on our business, operating results or financial position in a number of ways. We may experience declines in revenues and cash flows as a result of reduced orders, payment delays or other factors caused by the economic problems of our customers and prospective customers. We may experience supply chain delays, disruptions or other problems associated with financial constraints faced by our suppliers and customers. We may incur increased costs or experience difficulty with about ability to borrow in the future or otherwise with financing our operating, investing or financing activities.

Any of these potential problems could hinder our efforts to increase our sales and might, if severe and extensive enough, cause our sales to decline, jeopardizing our ability to operate.

We have limited funds available for operating expenses. If we do not obtain funds when needed, we will have to cease our operations.

Currently, we have limited operating capital. In the foreseeable future, we expect to incur significant expenses when developing our business. We may be unable to locate sources of capital or may find that capital is not available on terms that are acceptable to us to fund our additional expenses. There is the possibility that we will run out of funds, and this may affect our operations and thus our profitability. If we cannot obtain funds when needed, we may have to cease our operations.

We may have to pay for future environmental damage caused by our manufacturing process.

As we handle various hazardous chemicals in our manufacturing process, the nature of our business may expose us to risks of causing or being deemed to have caused environmental or other damages, such as the potential for harmful substances escaping into the environment and causing damages or injuries. We devote resources to ensure that our operations are conducted in a manner that minimizes such risks. To date, no governmental authority has required us to pay any material fines or remediation expenses in connection with any alleged violation of environmental regulations. However, there can be no assurance that future environmental damages will not occur or that environmental damages due to prior or present practices will not result in future liabilities.

We may be subject to additional environmental regulation.

We are subject to environmental regulation by federal, provincial, state and local authorities. While we believe that we are in substantial compliance with all material government requirements relating to environmental controls on our operations, changes in such government laws and regulations are ongoing and may make environmental compliance increasingly expensive. We are not able to predict future costs which may be incurred to meet environmental obligations.

Establishing and expanding international operations requires significant management attention.

We intend to expand our operations internationally, which, if not planned and managed properly, could materially adversely affect our business, financial condition and operating results. Expanding internationally may expose us to legal uncertainties, new regulatory requirements, liability, export and import restrictions, tariffs and other trade barriers, difficulties in managing operations across disparate geographic areas, foreign currency fluctuations, and potential disruptions in sales or manufacturing. We may also face challenges in protecting our intellectual property or avoiding infringement of others’ rights, and in complying with potentially uncertain or adverse tax laws.

We may encounter difficulties in managing our growth, which could adversely affect our results of operations.

Our continued growth will place a strain on our administrative and operational infrastructure. If we are unable to manage this growth effectively, our business, results of operations or financial condition may be materially and adversely affected. Our ability to manage our operations and growth effectively requires us to continue to improve our operational, financial and management controls, reporting systems and procedures and hiring programs. We may not be able to successfully implement these required improvements.

Compliance with changing regulation of corporate governance and public disclosure will result in additional expenses and pose challenges for our new management team.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act and SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the public markets and public reporting. Our new management team, which has some experience operating a U.S. public company, will need to devote significant time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

Standards for compliance with Section 404 of the Sarbanes-Oxley Act are complex, and if we fail to comply in a timely manner, our business could be harmed and our stock price could decline.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act require an annual assessment of a public company’s internal control over financial reporting, and attestation of this assessment by the public company’s independent registered public accountants. We believe that the attestation requirement of management’s assessment by our independent registered public accountants will first apply to our annual report for the 2010 fiscal year. The standards that must be met for management to assess the internal control over financial reporting are complex, and require significant documentation, testing and possible remediation to meet the detailed standards. We may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting. In addition, the attestation process by our independent registered public accountants is new and we may encounter problems or delays in completing the implementation of any requested improvements and receiving an attestation of our assessment by our independent registered public accountants. If we cannot assess our internal control over financial reporting as effective, or our independent registered public accountants are unable to provide an unqualified attestation report on such assessment, investor confidence and share value may be negatively impacted.

We may be unable to enforce our legal rights in certain circumstances.

In the event of a dispute arising at or in respect of our current or any future foreign operations, we may be subject to the exclusive jurisdiction of foreign courts or may not be successful in subjecting foreign persons to the jurisdiction of courts in the United States or other jurisdictions. We may also be hindered or prevented from enforcing our rights with respect to a governmental entity or instrumentality because of the doctrine of sovereign immunity.

We depend on our key personnel, the loss of whom would adversely affect our operations. If we fail to attract and retain the talent required for our business, our business will be materially harmed.

We are a small company with approximately 41 full-time employees as of December 31, 2009, and we depend to a great extent on the principal members of our management. If we lose the services of any key personnel, in particular, Mr. John Novak, our President and CEO, it could significantly impede the achievement of our objectives. In addition, recruiting and retaining qualified personnel will be critical to our success. We may not be able to retain existing personnel or attract and retain qualified staff in the future. If we fail to hire and retain personnel in key positions, we may be unable to achieve our corporate objectives in a timely manner.

Because most of our officers and directors are located in non-U.S. jurisdictions, you may have no effective recourse against the management for misconduct and may not be able to enforce judgments and civil liabilities against our officers, directors, experts and agents.

Most of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons' assets are located outside of the United States. As a result, it may be difficult for investors to enforce any judgments obtained against our officers or directors within the United States, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

Risk Relating to Our Stock

Because we can issue additional shares of common stock, purchasers of our common stock may incur immediate dilution and may experience further dilution.

We are authorized to issue up to 300,000,000 shares of common stock, of which 69,955,886 shares are issued and outstanding. Our board of directors has the authority to cause us to issue additional shares of common stock, and to determine the rights, preferences and privileges of such shares, without consent of any of our stockholders. Consequently, the stockholders may experience more dilution in their ownership of our stock in the future.

Trading on the OTC Bulletin Board may be volatile and sporadic, which could depress the market price of our common stock and make it difficult for our stockholders to resell their shares.

Our common stock is quoted on the OTC Bulletin Board. Trading in stock quoted on the OTC Bulletin Board is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, the OTC Bulletin Board is not a stock exchange, and trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on a quotation system like Nasdaq or a stock exchange like Amex. Accordingly, shareholders may have difficulty reselling any of the shares.

A decline in the price of our common stock could affect our ability to raise further working capital, it may adversely impact our ability to continue operations and we may go out of business.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because we may attempt to acquire a significant portion of the funds we need in order to conduct our planned operations through the sale of equity securities, a decline in the price of our common stock could be detrimental to our liquidity and our operations because the decline may cause investors to not choose to invest in our stock. If we are unable to raise the funds we require for all our planned operations, we may be forced to reallocate funds from other planned uses and may suffer a significant negative effect on our business plan and operations, including our ability to develop new products and continue our current operations. As a result, our business may suffer, and not be successful and we may go out of business. We also might not be able to meet our financial obligations if we cannot raise enough funds through the sale of our common stock and we may be forced to go out of business.

Because we do not intend to pay any cash dividends on our shares of common stock in the near future, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them.

Our stock is a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations which may limit a stockholder’s ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FINRA sales practice requirements may also limit a stockholder's ability to buy and sell our stock.

In addition to the “penny stock” rules promulgated by the Securities and Exchange Commission, the Financial Industry Regulatory Authority (FINRA) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

Trends, Risks and Uncertainties

We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise. Investors should carefully consider all of such risk factors before making an investment decision with respect to our common stock.

Plan of Operation

Growth

The speed of development is key to the success of our company. We believe that there is a great opportunity to monetize our technology and to capture the value from this competitive advantage by rapidly developing our full-scale plants. This is why we are pursuing an aggressive growth strategy. We are starting to rollout in Canada, Europe, and the US and we anticipate that we can establish a footprint of 17 plants by 2015. In addition to building plants, we anticipate that we can market our intellectual property to up to 24 licensed operators. We believe that this will strategically position us globally to be a dominant player in the production of a carbon black substitute in all major markets.

Our operations are easily scalable due to the turnkey plant construction approach we are developing with the cooperation of world leading industrial plant manufacturing engineering specialists such as, SNC Lavalin. We expect to roll-out in 2 phases:

Phase I: Europe, North America

Phase I of the roll-out plan is aimed at expansion in North America, Germany and the United Kingdom. We already have one commercial plant in Cyprus, capable of processing 8,000 tonnes (800,000 tires) per year. We have commenced site negotiations for a 45,000 tonne per annum plant in Ontario which we anticipate will commence production in the first quarter of 2011. We are also in advanced discussions with potential partners and Government representatives in the United States to locate plants with the likely first States being Illinois, California, Texas and New Mexico.

Phase II: Expansion in EMEA Region

We expect that Phase II, starting in 2011, will focus on the development of plants throughout the European Union, Middle East and Africa, known as the EMEA region. We anticipate that development in the EMEA region will be primarily through licensing and joint venture relationships.

Marketing Strategy

Our marketing strategy will focus on developing key relationships with governments and industry stakeholders who are focused on effecting environment change and implementing solutions. Our secondary stakeholders include employees, local communities, environmental groups and news media.

Using a mixture of internal and external communications tools such as press releases, advertorials, corporate website, newsletters, advertising, public relations events, community events and face-to-face meetings, we expect to build and strengthen our brand, promote our various projects, and engage and support the communities in which we operates.

Our marketing message and vision is focuses on sustainability, as we offer a solution that can benefit the planet and allow existing industries to remain profitable.

Potential Additional Sources of Revenue

Oil

The pyrolysis process produces an oil that is a mixture of heavy fractions, has properties similar to diesel and a Btu content similar to that of heating oil. Generally, we intend to employ the oil in diesel generators to generate electricity as in many jurisdictions, particularly in the EU, we have been advised that we will receive special rates (often called green energy rates). Other off-takers of the oil are expected to be power producers, refineries, or large industrials that could use these oils in their process. In Cyprus, we will sell our oil to the local cement factory for its energy needs. We also intend to engage research to permit us to convert our oil to carbon black.

Green Power

The oil we produce can be used to generate electricity and heat. The heat will be used in the pyrolysis process and other processes within our plant, including the production of electricity. Excess electricity may be able to be sold to the grid as ‘green power’ in some countries. In many countries in Europe, green power typically generates a premium on top of wholesale prices. In Canada, Feed-in Tariff (or “FIT”) programs are becoming more common. FIT programs are designed to support the market development of renewable energy technologies. FIT programs put a legal obligation on utilities and energy companies to purchase electricity from renewable energy producers at a favourable price per unit. The amount paid differs depending upon the source as well as the size. We believe that the generation of electricity utilizing the oil produced by our pyrolysis process will receive certification in some jurisdictions as a green source of electrical power generation and may benefit from FIT programs.

Steel

Tires have a metal bead wire at the inner ring of the tire, as well as metal threads that reinforce the tire tread. A scrap tire consists of 12% metal and our pyrolysis process fully recovers the metal in an efficient way by generating scrap steel. Scrap steel is used in the production process for new steel. As steel demand has grown over the last few years, the demand for scrap steel has been equally strong. The scrap steel that is derived from the Carbon Green™ process is a valuable premium form of scrap steel. We estimate that sustained price levels for the coming years are around $350/tonne for our scrap steel.

Environmental Grants and Subsidies

We provide an economically efficient and environmentally friendly solution for the global scrap tire problem. We believe this makes us an attractive partner for governments that have to deal with historic stockpiles of scrapped tires and continuing disposal issues. For this reason, we have been eligible for government grants when we have established in a country. Further, we anticipate that we will be able to gain significant subsidies on producing power. We expect that European governments will be eager to participate in our establishment in their regions as no other viable solution is currently available for the car tire disposal obligations they are facing under European Union legislation.

PROPERTIES

Our first commercial scale tire pyrolysis plant has been built in Cyprus. The Cyprus plant, a new generation commercial plant , is now fully operational with estimated production of 8,000 tonnes of waste tires per year (approximately 800,000 tires). We own the land, building and plant on which the plant is located, fully and without debt. We maintain an executive office in Bratislava and an administrative office in Vancouver, Canada. We believe our properties are suitable for our needs.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders

The following table sets forth, as of January 22, 2010, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock, as well as by each of our current directors and executive officers as a group. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
John Novak Chief Executive Officer and Director Trebazinas 30-A Voula, Greece 16561	17,280,000 (3)	24.7%
Peter Jensen Director 4656 Hoskins Road North Vancouver, BC Canada	1,038,000 (4)	1.5%
Adi Muljo Director P.O. Box 38 Riderwood, MD 21139-0038	600,000	*
Ken Lee Vice President - Finance, Secretary and Director 1850 - 1066 West Hastings Street Vancouver, BC, Canada	1,260,000 (5)	1.8%
J. David Brow President, Chief Financial Officer and Director 421 9th Street Manhattan Beach, CA, 90226	84,000 (6)	*
All Officers, Directors and persons owning more than 5% as a Group (5 persons)	20,262,000	29.0%

*	Less than 1%

(1)

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on January 22, 2010.

(2)	Based on 69,955,886 shares of our common stock issued and outstanding as of January 22, 2010.

(3)	These shares are registered in the name of Thunderlight International Ltd., a company beneficially owned by Mr. Novak.

(4)

838,000 of these shares are registered directly to Mr. Jensen and 200,000 of these shares are registered in the name of the Peter K. Jensen Family Trust, a trust which Mr. Jensen exercises control and direction over.

(5)	These shares are registered in the name of the Ken Lee Family Trust, a trust which Mr. Lee exercises control and direction over.

(6)

Mr. Brow has agreed to resign as director of our company as of January 23, 2010, being the 10th day following the filing with the Securities and Exchange Commission and the mailing to our shareholders of our information statement in accordance with the requirements of Schedule 14(f) of the Securities Exchange Act of 1934, as amended, and Rule 14f-1 promulgated thereunder, with respect to the change of directors in connection with the closing of the share purchase agreement.

The share purchase agreement with CBp Carbon Industries, Inc. also provides for: (i) the issuance, within 90 days of closing, to John Novak of 10,000,000 shares of Class “A” preferred stock with 100 votes per share, convertible into common shares at a ratio of 50,000 Class “A” preferred shares for 50,000 common shares for each $1,000,000 of before tax profit; and (ii) the issuance to new management of an aggregate of 10,000,000 shares of Class “B” preferred stock convertible into common shares (on a one for one basis), with 10% being convertible for each tire pyrolysis plant entering commercial production. Neither the Class “A” or “B” preferred shares will participate in dividends or assets in the event of a wind-up. As of January 22, 2010, we had not amended our articles of incorporation to authorize any shares of preferred stock.

Change in Control

Effective September 10, 2008, J. David Brow was appointed as a director of our company and effective September 11, 2008, Nigel Liang, our former president, chief executive officer and director, Audra Yap, our former chief financial officer, treasurer and director, Nicholas Wu, our former director, and Eugene Liang, our former director, resigned from our company and Mr. Brow was appointed as president, chief executive officer, chief financial officer, secretary and treasurer.

At September 11, 2008, we owed an aggregate amount of $11,478 to our independent registered public accounting firm. Nigel Liang, Audra Yap and Nicholas Wu agreed to pay this debt on behalf of our company as an additional capital contribution prior to their resignations, but did not fulfill this capital contribution obligation until December 12, 2008. On September 11, 2008, J. David Brow, in consideration of an aggregate amount of $18,500, agreed to purchase an aggregate of 12,000,000 shares (1,000,000 pre-split shares) of our outstanding common stock, representing 45.35% of shares of our outstanding common stock at the time, from Mr. Liang (400,000 pre-split shares), Ms. Yap (200,000 pre-split shares) and Mr. Wu (400,000 pre-split shares). On December 12, 2008, Mr. Brow and Mr. Liang, Ms. Yap and Mr. Wu amended this agreement to reduce Mr. Brow’s purchase consideration for these 12,000,000 shares to $11,478, which amount was paid by Mr. Brow directly to our independent registered public accounting firm in satisfaction of the debt owed by our company to our independent registered public accounting firm and Mr. Liang, Ms. Yap and Mr. Wu’s capital contribution obligation to our company.

In accordance with the terms of the share purchase agreement, there will be a change in the majority of our directors upon completion of the share purchase agreement. In addition, pursuant to the terms of the share purchase agreement, on January 15, 2010, 11,916,000 restricted shares of our common stock that were held by J. David Brow, our former president, were cancelled and returned to treasury. On the same date, we issued 33,346,262 shares of our common stock to CBp Carbon Industries as partial consideration for the acquisition of all of the issued and outstanding shares of Greenwood Commerce. As of the date hereof, CBp Carbon Industries owns 47.7% of the issued and outstanding shares of our common stock.

DIRECTORS AND EXECUTIVE OFFICERS

The following individuals serve as the directors and executive officers of our company. All directors of our company hold office until the next annual meeting of our shareholders or until their successors have been elected and qualified. The executive officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office.

Name	Position Held with Our Company	Age	Date First Elected or Appointed
John T. Novak	President, Chief Executive Officer and Director	49	December 9, 2009(1)
Adi Muljo	Director	66	(2)
Kenneth Lee	Secretary, Vice-President Finance, Director	60	January 15, 2010(3)
Peter K. Jensen	Director	58	(2)
J. David Brow	Director	44	September 10, 2008(4)

(1)

Mr. Novak was appointed as our chief executive officer on December 9, 2009 and as our president on January 15, 2010. It is expected that he will be appointed to our board of directors on January 23, 2010, being the 10th day following the filing with the Securities and Exchange Commission and the mailing to our shareholders of our information statement in accordance with the requirements of Schedule 14(f) of the Securities Exchange Act of 1934, as amended, and Rule 14f-1 promulgated thereunder, with respect to the change of directors in connection with the closing of the share purchase agreement.

(2)

Messrs. Muljo and Jensen are expected to be appointed to our board of directors on January 23, 2010, being the 10th day following the filing with the Securities and Exchange Commission and the mailing to our shareholders of our information statement in accordance with the requirements of Schedule 14(f) of the Securities Exchange Act of 1934, as amended, and Rule 14f-1 promulgated thereunder, with respect to the change of directors in connection with the closing of the share purchase agreement.

(3)

Mr. Lee was appointed as our secretary on January 15, 2010. It is expected that he will be appointed to our board of directors on January 23, 2010, being the 10th day following the filing with the Securities and Exchange Commission and the mailing to our shareholders of our information statement in accordance with the requirements of Schedule 14(f) of the Securities Exchange Act of 1934, as amended, and Rule 14f-1 promulgated thereunder, with respect to the change of directors in connection with the closing of the share purchase agreement.

(4)

Mr. Brow has agreed to resign as director of our company as of January 23, 2010, being the 10th day following the filing with the Securities and Exchange Commission and the mailing to our shareholders of our information statement in accordance with the requirements of Schedule 14(f) of the Securities Exchange Act of 1934, as amended, and Rule 14f-1 promulgated thereunder, with respect to the change of directors in connection with the closing of the share purchase agreement.

Business Experience of Proposed Directors

The following is a brief account of the education and business experience of each of the proposed directors and executive officers to be appointed upon the closing of the share purchase agreement during at least the past five years, indicating each person’s principal occupation during the period, and the name and principal business of the organization by which he or she was employed.

John Novak

Mr. Novak has over 22 years of experience as an entrepreneur and businessman. He is a co-founder of CBp Carbon Industries Inc. and served as its managing director, president and chief executive officer from 2004 until December, 2009, where he was responsible for all strategic matters including corporate direction, financial management and governmental relations. For the past 19 years, he has participated in the development of business ventures in Central and Eastern Europe in sectors as diverse as manufacturing, real estate development, name brand product distribution and investment. He served as a Senior Advisor to the Managing Director of Creditanstalt Bank in Austria (now a subsidiary of Bank Austria Group) where he helped create investment strategies in the burgeoning field of privatization during the 1990’s in Eastern Europe. From 2004 until 2006, Mr. Novak served as the President of the Slovak-Canadian Chamber of Commerce, regularly interacting with high level government officials and businessmen in the promotion of new business initiatives.

Ken Lee

Mr. Lee was an owner of and chartered accountant with Jung & Lee, Chartered Accountants from November, 1980 to May, 2009. From May, 2009 to the present, he has been the owner of and a chartered accountant with Ken Lee & Company, Chartered Accountants. Mr. Lee has been a director of CBp Carbon Industries Inc. since 2006. Mr. Lee earned a Bachelor of Commerce (Accounting) from the University of British Columbia in 1973 and he received his chartered accountant designation in 1975.

Peter Jensen

Mr. Jensen has been a lawyer and name partner of the law firm Jensen Lunny MacInnes in Vancouver, British Columbia, Canada since May 2009 and was a lawyer and name partner of Devlin Jensen from 1987 until April 30, 2009. He has been a member of the board of directors of CBp Carbon Industries Inc. since 2006. Mr. Jensen earned both his Bachelor of Science degree and his Bachelor of Laws degree, with a dual degree in common and civil law, in 1980 from McGill University.

Adi Muljo

Mr. Muljo has been the chief financial officer, executive vice president of business development and a director of CBp Carbon Industries Inc. from 2007 until the present and has been president and chief executive officer of CBp Carbon Industries, Inc. since December, 2009. From July 20, 2009 to present, Mr. Muljo has been the director and the chairman and chief executive officer of Brand Neue Corp. (OTCBB: BRNZ). From April 14, 2009 to December, 2009, he was a director and Vice President of Business Development Asia Pacific for Verify Smart Corp. (OTCBB: VSMR). In 2004, Mr. Muljo co-founded The Spice Depot Inc. (Pink Sheets: SDEO) for which he has served as director and the chairman and chief executive officer since 2006. Between 1971 and 1998, Mr. Muljo held various senior executive positions with the Astra Group, a diversified manufacturing conglomerate in Indonesia, including General Manager of its Xerox Division and Managing Director of Inter Delta, Indonesia’s sole distributor for Kodak and Canon products. From 1981 until 1998, he was responsible for the Baltimore, MD office of the Astra Group and was in charge of overseeing the company’s expansion in North America. In 1998, Mr. Muljo founded the Maryland-based AMG Group, which continues to operate today, to promote trade between North America and several Asian and European countries. Mr. Muljo holds a B.A. in Economics (1968) and an MBA in finance (1971), both from the University of Parahvangan in Bandung, Indonesia.

EXECUTIVE COMPENSATION

Employment Contracts

On July 1, 2009, Greenwood entered into a management agreement with John Novak, pursuant to which Mr. Novak agreed to serve as a director, President and Chief Executive Office of Greenwood. In consideration for Mr. Novak’s services, Greenwood agreed to pay Mr. Novak a salary of $40,000 per month, which Mr. Novak has agreed to let accrue until the earlier of the raising by Greenwood of an aggregate of not less than $5,000,000 or March 1, 2010. In addition, Greenwood must pay Mr. Novak:

1.

$3,500,000 to be paid once the Cyprus Plant reaches production of in excess of 60% of design capacity and all capital required for the completion of the next commercial plant has been accumulated and the Company attains cash and cash equivalents plus marketable securities plus accounts receivable less current liabilities of greater than US$5,000,000 after removing for any obligations relating to the construction of the second commercial plant; and

2.	a bonus of $2,000,000 for each subsequent plant built after Cyprus employing the company’s technology.

Greenwood has also agreed to grant Mr. Novak 3,700,000 stock options for shares of the listed parent company of Greenwood for a term of 10 years with 1/3 of the stock options having an exercise price of $0.50 per share, which $0.50 stock options do not vest until the next commercial plant after the plant in Cyprus has achieved commercial production and sale, 1/3 of the stock options having an exercise price of $1.00 per share, which vest immediately and 1/3 of the stock options having an exercise price of $2.00 per share, which vest immediately. The term of the agreement is for a ten year period and the agreement may be terminated every two years or on the occurrence of certain events but in either case a termination fee is payable to Mr. Novak.

On July 1, 2009, Greenwood entered into a management agreement with Ken Lee, pursuant to which Mr. Lee agreed to serve as a director, and Vice President Finance of Greenwood. In consideration for Mr. Lee’s services, Greenwood agreed to pay Mr. Lee a salary of $15,000 per month, which Mr. Lee has agreed to let accrue until the earlier of the raising by Greenwood of an aggregate of not less than $10,000,000 or March 1, 2010. Greenwood must pay Mr. Lee a bonus of $250,000 for each plant built employing the company’s technology. In addition, Greenwood agreed to grant Mr. Lee 500,000 stock options for shares of the listed parent company of Greenwood for a term of 10 years with 1/3 of the stock options having an exercise price of $0.50 per share, which $0.50 stock options do not vest until the next commercial plant after the plant in Cyprus has achieved commercial production and sale, 1/3 of the stock options having an exercise price of $1.00 per share, which vest immediately and 1/3 of the stock options having an exercise price of $2.00 per share, which vest immediately. The term of the agreement is for a ten year period and the agreement may be terminated every two years or on the occurrence of certain events but in either case a termination fee is payable to Mr. Lee.

On July 1, 2009, Greenwood entered into a management agreement with Mr. Jensen, pursuant to which Mr. Jensen will serve as a director, and supervising counsel of Greenwood. In consideration for Mr. Jensen’s services, Greenwood agreed to pay Mr. Jensen a salary of $15,000 per month, which Mr. Jensen has agreed to let accrue until the earlier of the raising by Greenwood of an aggregate of not less than $10,000,000 or March 1, 2010. Greenwood must pay Mr. Jensen a bonus of $250,000 for each plant built employing the company’s technology. In addition, Greenwood agreed to grant Mr. Jensen 500,000 stock options for shares of the listed parent company of Greenwood for a term of 10 years with 1/3 of the stock options having an exercise price of $0.50 per share, which $0.50 stock options do not vest until the next commercial plant after the plant in Cyprus has achieved commercial production and sale, 1/3 of the stock options having an exercise price of $1.00 per share, which vest immediately and 1/3 of the stock options having an exercise price of $2.00 per share, which vest immediately. The term of the agreement is for a ten year period and the agreement may be terminated every two years or on the occurrence of certain events but in either case a termination fee is payable to Mr. Jensen.

On July 1, 2009, Greenwood entered into a management agreement with Mr. Muljo’s consulting company, AMG Group Inc., pursuant to which Mr. Muljo serves as a director, and development manager of Greenwood. In consideration for Mr. Muljo’s’s services, Greenwood agreed to pay AMG Group Inc. $10,000 per month. Greenwood must pay Mr. Muljo a bonus of $100,000 for each plant built employing the company’s technology. In addition, Greenwood agreed to grant AMG Group, Inc. 250,000 stock options for shares of the listed parent company of Greenwood for a term of 10 years with 1/3 of the stock options having an exercise price of $0.50 per share, which $0.50 stock options do not vest until the next commercial plant after the plant in Cyprus has achieved commercial production and sale, 1/3 of the stock options having an exercise price of $1.00 per share, which vest immediately and 1/3 of the stock options having an exercise price of $2.00 per share, which vest immediately. The term of the agreement is for a ten year period and the agreement may be terminated every two years or on the occurrence of certain events but in either case a termination fee is payable.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of the directors or executive officers of our company or any associate or affiliate of our company during the last two fiscal years, is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,
AND DIRECTOR INDEPENDENCE

Since the beginning of the fiscal year preceding the last fiscal year and except as disclosed below, none of the following persons has had any direct or indirect material interest in any transaction to which our company was or is a party, or in any proposed transaction to which our company proposes to be a party:

(a)	any director or officer of our company;

(b)	any proposed director of officer of our company;

(c)	any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our common stock; or

(d)	any member of the immediate family of any of the foregoing persons (including a spouse, parents, children, siblings, and in-laws).

Effective September 10, 2008, J. David Brow was appointed as a director of our company and effective September 11, 2008, Nigel Liang, our former president, chief executive officer and director, Audra Yap, our former chief financial officer, treasurer and director, Nicholas Wu, our former director, and Eugene Liang, our former director, resigned from our company and Mr. Brow was appointed as president, chief executive officer, chief financial officer, secretary and treasurer.

At September 11, 2008, we owed an aggregate amount of $11,478 to our independent registered public accounting firm. Nigel Liang, Audra Yap and Nicholas Wu agreed to pay this debt on behalf of our company as an additional capital contribution prior to their resignations, but did not fulfill this capital contribution obligation until December 12, 2008. On September 11, 2008, J. David Brow, in consideration of an aggregate amount of $18,500, agreed to purchase an aggregate of 12,000,000 shares (1,000,000 pre-split shares) of our outstanding common stock, representing 45.35% of shares of our outstanding common stock at the time, from Mr. Liang (400,000 pre-split shares), Ms. Yap (200,000 pre-split shares) and Mr. Wu (400,000 pre-split shares). On December 12, 2008, Mr. Brow and Mr. Liang, Ms. Yap and Mr. Wu amended this agreement to reduce Mr. Brow’s purchase consideration for these 12,000,000 shares to $11,478, which amount was paid by Mr. Brow directly to our independent registered public accounting firm in satisfaction of the debt owed by our company to our independent registered public accounting firm and Mr. Liang, Ms. Yap and Mr. Wu’s capital contribution obligation to our company.

During the six month period ended October 31, 2009, our former officers paid $7,368 in expenses on our behalf. At October 31, 2009, we owed $53,543 (April 30, 2009 - $41,913) to the former officers, which is unsecured, non-interest bearing, and has no specific terms of repayment.

Effective December 9, 2009, subsequent to our entry into the share purchase agreement with CBp Carbon Industries Inc. and Greenwood Commerce Ltd. on November 30, 2009, John Novak was appointed as chief executive officer of the company. Mr. Novak is a director of each CBp Carbon Industries and the sole officer and director of Greenwood Commerce.

In addition to the foregoing, we have entered into management or employment contracts with certain of our directors and officers For a description of the material terms of these contracts, see above under the heading “Employment Contracts”.

Related party transactions are reviewed and approved by our board of directors.

LEGAL PROCEEDINGS

We know of no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered beneficial shareholder are an adverse party or has a material interest adverse to us.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S
COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

We were initially approved for quotation on the OTC Bulletin Board under the symbol “NEMA”. On November 5, 2009, our trading symbol changed to “CGNI” in connection with a change of our name from “Neema, Inc.” to “Carbon Green Inc.” and with our 12 for 1 forward stock split. The last trade of our common stock on the OTC Bulletin Board took place on January 4, 2010.

The following table shows the high and low reported bid prices per share for our common stock for the last eight quarters. The bid prices represent quotations by dealers without adjustments for retail mark-ups, mark-downs or commissions and may not represent actual transactions. Investors should not rely on historical prices of our common stock as an indication of its future price performance. The last sale price of our common stock as of January 4, 2010, being the last day a trade in our stock was made, was $2.10 per share.

Quarter Ended	High	Low
October 31, 2009	$0.25	$0.033
July 31, 2009	$0.25	$0.03
April 30, 2009	$0.25	$0.03
January 31, 2009	$0.25	$0.03
October 31, 2008	$0.09	$0.03
July 31, 2008	$0.12	$0.09
April 30, 2008	$0.18	$0.07
January 31, 2008	$0.16	$0.07

Holders of our Common Stock

Our common shares are issued in registered form. The transfer agent and registrar of our common stock is Empire Stock Transfer Inc., located at 1859 Whitney Mesa Dr, Henderson, NV 89014; telephone:702-818-5898; fax: 702-974-1444. As of January 22, 2010, there were 69,955,886 shares of our common stock issued and outstanding, held by 22 shareholders of record.

Dividends

Since our inception, we have not paid dividends on our common stock and do not anticipate paying dividends in the near future. We intend to retain earnings, if any, for use in our business and do not anticipate paying any cash dividends. Our directors will determine if and when dividends should be declared and paid in the future based on our financial position at the relevant time. All of our shares of common stock are entitled to an equal share in any dividends declared and paid.

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

  we would not be able to pay our debts as they become due in the usual course of business; or

  our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

Securities Authorized for Issuance Under Equity Compensation Plans

We adopted an equity compensation plan on November 24, 2009, pursuant to which we are authorized to issue up to 10,000,000 options to purchase shares of our common stock. However, we expect that our option plan will be replaced by a revised plan as a result of the closing of the share purchase agreement.

DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

Effective November 4, 2009, we effected a forward stock split of the issued and outstanding shares of our common stock on the basis of one old share for 12 new shares. As a result, our current authorized capital stock consists of 300,000,000 shares of common stock, with a par value of $0.001 per share.

Common Stock

Each outstanding share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders, including the election of directors. There are no cumulative voting rights. Except as otherwise required by law, or as provided in any resolution adopted by our board of directors with respect to any preferred stock if our articles of incorporation are amended to authorize the issuance of the preferred stock, the holders of our common stock possess all voting power. Generally, when a quorum is present at any meeting of our stockholders, the affirmative vote of the majority of the voting power represented by shares at the meeting and entitled to vote on the subject will constitute action by our stockholders. One-half of the total voting power of the outstanding shares of our Company entitled to vote, represented in person or by proxy will constitute a quorum at any meeting of our stockholders. Our board of directors can change the foregoing voting requirement and the foregoing quorum requirement by changing our bylaws to the extent permitted by applicable laws. In addition, generally, any action required to be taken at a meeting of our stockholders, or any other action which may be taken at a meeting of our stockholders, may be taken without a meeting, if a consent in writing, setting forth the action so taken, is signed by a majority of our stockholders entitled to vote with respect to the subject matter thereof.

Subject to any preferential rights of any outstanding preferred stock created by our board of directors from time to time if our articles of incorporation are amended to authorize the issuance of the preferred stock, upon liquidation, dissolution or winding up of our company, the holders of our common stock are entitled to share ratably in all net assets available for distribution to our stockholders after payment to creditors.

Subject to any preferential rights of any outstanding preferred stock created by our board of directors from time to time if our articles of incorporation are amended to authorize the issuance of the preferred stock, the holders of our common stock are entitled to receive the dividends as may be declared by our board of directors out of funds legally available for dividends. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

Our common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. There are no conversions, redemption, sinking fund or similar provisions regarding our common stock.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada Revised Statutes provide that:

a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Our bylaws provide that:

every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the Company or is or was serving at the request of the Company or for its benefit as a director or officer of another Company, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the General Corporation Law of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Company. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

Item 3.02 Unregistered Sales of Equity Securities

On November 4, 2009, we issued 51,468 shares of our common stock to one creditor in settlement of $30,881 owing by us to our creditor. We issued the 51,468 shares to one non U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

On November 4, 2009, we sold 1,704,000 shares of common stock to five investors for gross proceeds of $17,040 We issued 1,654,000 of the securities to four non U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933. We issued 50,000 of the securities to one U.S. person pursuant to Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933.

On January 12, 2010, we issued 33,346,262 shares of our common stock and 1,056,041 share purchase warrants to one non U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933. 868,541 of the warrants entitle the holder thereof to purchase one share of our common stock at an exercise price of $2.50 per share and 187,500 of the warrants entitle the holder thereof to purchase one share of our common stock at an exercise price of $2.00 per share, all until January 15, 2013.

Item 5.01 Changes in Control of Registrant

Pursuant to the terms of the share purchase agreement with CBp Carbon Industries, Inc. and Greenwood Commerce Ltd., on January 15, 2010, 11,916,000 restricted shares of our common stock that were held by J. David Brow, our former president, were cancelled and returned to treasury. On the same date, we issued 33,346,262 shares of our common stock to CBp Carbon Industries as partial consideration for the acquisition of all of the issued and outstanding shares of Greenwood Commerce. As of the date hereof, CBp Carbon Industries owns 47.7% of the issued and outstanding shares of our common stock.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 15, 2010, in connection with the closing of the transactions contemplated under the share purchase agreement, J. David Brow resigned as our president, John Novak was appointed president and Ken Lee was appointed Secretary and Vice President, Finance.

In connection with the closing of the share purchase agreement, we agreed to appoint each of John Novak, Ken Lee, Peter Jensen and Adi Muljo to our board of directors. An information statement in accordance with the requirements of Schedule 14(f) of the Securities Exchange Act of 1934, as amended, and Rule 14f-1 promulgated thereunder, was filed with the Securities Exchange Commission and mailed to each of our registered shareholders on January 13, 2010. These appointments are expected to take effect as of January 23, 2010. Upon their effectiveness, J. David Brow has agreed to resign as a director of our company.

Descriptions of Messrs. Novak, Lee, Jensen and Muljo business experience over the previous five years can be found under the heading “Directors, Executive Officers, Promoters and Control Persons”. Descriptions of their respective compensatory arrangements can be found above under the heading “Employment Contracts”.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 12, 2010, our board of directors amended and restated our bylaws. The amendment and restatement of the bylaws was for the purpose of, among other things, removing certain outdated and redundant provisions that existed in our prior bylaws with respect to corporate governance, shareholder and director meeting procedures, and indemnification procedures. The changes to our prior bylaws include: (i) expanding certain provisions with respect to shareholders’ meetings including change of quorum requirements; (ii) amending certain provisions respecting corporate governance and committees, and directors’ meetings; (iii) expanding certain provisions with respect to officers and their duties; (iv) changing certain provisions with respect to share certificates; and (vi) adding certain indemnification provisions.

The above description of our amended bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of our amended and restated bylaws which are attached as Exhibit 3.4 to this current report on Form 8-K and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

This amended Form 8-K/A contains the restated unaudited condensed consolidated interim financial statements of Greenwood Commerce Ltd. for the period ended December 31, 2009 as well as the revised unaudited pro forma condensed consolidated financial information. The following financial statements are included in this Form 8-K/A.

Audited Consolidated Financial Statements of Greenwood Commerce Ltd. as of June 30, 2009 and 2008 – prepared in accordance with US GAAP

Restated Unaudited Condensed Consolidated Interim Financial Statements of Greenwood Commerce Ltd. for the period ended December 31, 2009 – prepared in accordance with US GAAP

Unaudited Pro Forma Condensed Consolidated Financial Information

Introduction to Pro Forma Condensed Consolidated Financial Statements for the year ended June 30, 2009.

Pro Forma Condensed Consolidated Balance Sheet as at June 30, 2009.

Pro Forma Condensed Consolidated Statements of Operations and Comprehensive Income for the year ended June 30, 2009.

Notes to the Pro Forma Adjustments for the year ended June 30, 2009.

Introduction to Pro Forma Condensed Consolidated Financial Statements for the six month period ended December 31, 2009.

Pro Forma Condensed Consolidated Balance Sheet as at December 31, 2009.

Pro Forma Condensed Consolidated Statements of Operations and Comprehensive Income for the six month period ended December 31, 2009.

Notes to the Pro Forma Adjustments for the six month period ended December 31, 2009.

GREENWOOD COMMERCE LTD.

Audited Consolidated Financial Statements

For the Years Ended June 30, 2009 and
June 30, 2008

GREENWOOD COMMERCE LTD.

Consolidated Financial Statements
For the years ended June 30, 2009 and June 30, 2008

Tel: (284) 494 3783	PO Box 34
Fax: (284) 494 2220	Sea Meadow House
www.bdo.vg	Tobacco Wharf
Road Town
Tortola VG1110
British Virgin Islands

Independent Auditors' Report

To The Shareholder Of
Greenwood Commerce Ltd.
Tortola, British Virgin Islands

We have audited the accompanying balance sheets of Greenwood Commerce Ltd. (the “Company”) and its subsidiaries (collectively referred to as the “Group”), as of June 30, 2009 and June 30, 2008, and the related statements of operations and comprehensive income, shareholders' equity (deficit), and cash flows for the years then ended, and the related notes. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Group as at June 30, 2009 and June 30, 2008, and the results of its operations and its cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Group will continue as a going concern. The Group has suffered recurring losses from operations and has a net capital deficiency of $23,692,188 that raises substantial doubt about its ability to continue as a going concern. The Group’s continuance as a going concern is dependent upon the continued support of its shareholder to aid in financing its operations. A debt extension agreement was signed with the Parent Company on June 30, 2009, extending the payment term of all outstanding debt to the Parent Company until January 30, 2011 (see Note 12). The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Tortola, British Virgin Islands
March 31, 2010

BDO Limited, a BVI Business Company, is a member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

GREENWOOD COMMERCE LTD.

Consolidated Balance Sheet
As at June 30, 2009 and June 30, 2008
(Expressed in U.S. Dollars)

	Notes	2009	2008

ASSETS
Current Assets
Cash and cash equivalents		3,555,799	38,022,497
Trading securities	5	1,025,882	3,629,399
Advances		-	2,567,338
Prepaid expenses and deposits		363,519	303,638
Due from related parties	12	-	10,750
Receivable on disposition of subsidiary	6	157,990	157,990

		5,103,190	44,691,612

Non-current assets
Property, plant and equipment	8	10,965,856	5,397,436
Trademark		814	814

		10,966,670	5,398,250

TOTAL ASSETS		$16,069,860	$50,089,862

LIABILITIES AND SHAREHOLDER’S EQUITY (DEFICIT)
Current liabilities
Accounts payable and accrued liabilities		807,810	1,104,572
Due to related parties	12	287,133	50,767,335
Borrowings	9	-	17,335,338

		1,094,943	69,207,245

Non-current liabilities
Due to related parties	12	38,667,105	-

TOTAL LIABILITIES		39,762,048	69,207,245

Shareholder’s Equity (Deficit)
Issued share capital	10	1,000	1,000
Additional paid in capital	12	9,603,131	-
Other comprehensive income		(586,365)	(231,226)
Accumulated deficit		(32,709,954)	(18,887,157)

Total Shareholder’s Equity (Deficit)		(23,692,188)	(19,117,383)

TOTAL LIABILITIES AND SHAREHOLDER’S EQUITY (DEFICIT)		$16,069,860	$50,089,862

The accompanying notes form an integral part of these consolidated financial statements

GREENWOOD COMMERCE LTD.

Consolidated Statement of Operations and Comprehensive Income
For the Years Ended June 30, 2009 and June 30, 2008
(Expressed in U.S. Dollars)

		2009	2008

INCOME		12,423	65,662

EXPENSES
Bank charges		21,632	7,177
Consulting and management fees	11, 12	2,146,625	2,207,453
Depreciation		18,268	10,387
Loss(gain) on foreign exchange	13	8,215,965	(33,643)
General and administrative		1,144,789	498,412
Impairment losses		318,372	1,072,108
Professional fees		298,476	70,838
Loss on trading securities – realized		465,108	-
Loss on trading securities – unrealized		411,665	-
Operating lease rental	11	16,140	18,151
Organizational costs		376,398	-
Rent	12	407,657	336,906
Travel		17,792	154,557
Wages and benefits		333,432	65,857

Total expenses		14,192,319	4,408,203

Loss from continuing operations before interest		(14,179,896)	(4,342,541)

Interest income		678,749	1,075,517
Interest expense		(321,650)	(122,333)

Loss from continuing operations		(13,822,797)	(3,389,357)

Loss from discontinued operations		-	(2,034,387)
Loss on disposal of discontinued operations	6	-	(7,412,835)

Loss for the year		(13,822,797)	(12,836,579)

Currency translation differences		(355,139)	(231,226)

Total comprehensive loss for the period		$(14,177,936)	$(13,067,805)

Per share amounts – loss from continuing operations Basic loss per share		$(13,822.80)	$(3,389.36)

Per share amounts – loss for the year Basic loss per share		$(13,822.80)	$(12,836.58)

Weighted average number of shares outstanding Basic		1,000	1,000

The accompanying notes form an integral part of these consolidated financial statements

GREENWOOD COMMERCE LTD.

Consolidated Statement of Changes in Shareholder’s Equity (Deficit)
For the Years Ended June 30, 2009 and June 30, 2008
(Expressed in U.S. Dollars)

	Number of	Issued	Additional	Other
	issued shares	share	paid-in	comprehensive	Accumulated
	Ordinary	capital	capital	income	deficit	Total

July 1, 2007	1,000	1,000	-	(198,330)	(6,050,578)	(6,247,908)

Loss for the year	-	-	-	-	(12,836,579)	(12,836,579)

Cumulative loss on disposal of subsidiary (Note 6)	-	-	-	198,330	-	198,330

Currency translation differences	-	-	-	(231,226)	-	(231,226)

June 30, 2008	1,000	$1,000	$-	$(231,226)	$(18,887,157)	$(19,117,383)

Loss for the year	-	-	-	-	(13,822,797)	(13,822,797)

Additional paid in captial raised due to debt extinguishment	-	-	9,603,131	-	-	9,603,131

Currency translation differences	-	-	-	(355,139)	-	(355,139)

June 30, 2009	1,000	$1,000	$9,603,131	$(586,365)	$(32,709,954)	$(23,692,188)

The accompanying notes form an integral part of these financial statements

GREENWOOD COMMERCE LTD.

Consolidated Statement of Cash Flows
For the Years Ended June 30, 2009 and June 30, 2008
(Expressed in U.S. Dollars)

	2009	2008

OPERATING ACTIVITIES
Net loss from continuing operations	(13,822,797)	(3,389,357)
Adjustments to reconcile net income to net cash flows used in operating activities:
Depreciation	18,268	10,387
Net loss on trading securities	876,773	-
Impairment loss	318,372	1,072,107

Net loss from continuing operations before working capital changes	(12,609,384)	(2,306,863)
Decrease(increase) in advances	2,567,338	(2,567,338)
Decrease(increase) in prepaid expenses and deposits	(59,881)	(237,970)
Increase (decrease) in accounts payable and accrued liabilities	(296,762)	1,028,472

Cash flows used in operating activities - continuing operations	(10,398,689)	(4,083,699)
Cash flows used in operating activities - discontinued operations	-	(2,034,387)

Cash flows used in operating activities	(10,398,689)	(6,118,086)

INVESTING ACTIVITIES
Sale (Purchase) of trading securities	1,726,744	(3,629,399)
Acquisition of property, plant and equipment	(5,586,688)	(5,407,823)
Advances (to) from related parties	10,750	(10,750)

Cash flows used in investing activities – continuing operations	(3,849,194)	(9,047,972)
Cash flows used in investing activities – discontinued operations	-	-

Cash flows used in investing activities	(3,849,194)	(9,047,972)

FINANCING ACTIVITIES
(Decrease)increase in borrowings	(17,335,338)	17,335,338
Advances (to) from related parties	(2,528,338)	35,771,303

Cash flows (used in) provided by financing activities – continuing operations	(19,863,676)	53,106,641
Cash flows used provided by financing activities – discontinued operations	-	-

Cash flows (used in) from financing activities	(19,863,676)	53,106,641

Movement due to foreign currency translations	(355,139)	(231,226)

NET MOVEMENT IN CASH AND CASH EQUIVALENTS	(34,466,698)	37,709,357
Cash and cash equivalents at beginning of year	38,022,497	313,140

Cash and cash equivalents at end of year	$3,555,799	$38,022,497

Supplementary Cash Flow information:

Interest received	678,749	1,075,517
Interest paid	321,650	122,333

The accompanying notes form an integral part of these financial statements

GREENWOOD COMMERCE LTD.

Notes to the Consolidated Financial Statements
For the Years Ended June 30, 2009 and June 30, 2008
(Expressed in U.S. Dollars)

1.	Incorporation and Activity

Greenwood Commerce Ltd. (the “Company”) was incorporated in the British Virgin Islands on September 21, 2005 under the BVI Business Companies Act, 2004. The liability of the shareholder is limited by shares. The Company was established to acquire and commercialize a technology used for converting scrap automotive tires into reusable components and producing a commercial substitute for carbon black, a main commodity used in the rubber and plastics industries. The Company is in the development stage and does not yet have any production or commercial sales. The registered office of the Company is located at Drake Chambers, PO Box 3321, Road Town, Tortola, British Virgin Islands.

The financial statements represent the financial position and financial performance for the Company and its subsidiaries (see note 3) (hereafter collectively referred to as the “Group”) as at and for the years ended June 30, 2009 and June 30, 2008. The ultimate Parent Company of the Group is CBp Carbon Industries, Inc., (the “Parent Company”) a company incorporated under the laws of the British Virgin Islands.

2.	Significant Accounting Policies

	(a)	Basis of Preparation

These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). They have been prepared under the historical cost convention and are expressed in United States of America dollars.

The Group’s continuance as a going concern is dependent upon the continued support of its shareholder to aid in financing its operations. A debt extension agreement was signed with the Parent Company on June 30, 2009, extending the payment term of all outstanding debt to the Parent Company until January 30, 2011 (see Note 13).

	(b)	Basis of Consolidation

Subsidiaries are fully consolidated from the date of acquisition, being the date on which the Group obtains control, and continue to be consolidated until the date that such control ceases. The financial statements of the subsidiaries are prepared for the same reporting period as the Parent Company, using consistent accounting policies. All intra-group balances, income and expenses and unrealised gains and losses resulting from intra-group transactions are eliminated in full.

A subsidiary is consolidated until the date that control ceases or a decision is made to dispose of the subsidiary. If the decision is made to dispose of the subsidiary within a period of less than twelve-months following the balance sheet date and a sale is highly probable, then the assets and liabilities of the subsidiary are recorded as available for sale and any profits or losses from the operations of the disposed subsidiary are recognized in the statement of operations and comprehensive income discontinued operations.

	(c)	Use of estimates

The Group’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and this requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The Group bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Accordingly, actual results may differ significantly from these estimates under different assumptions or conditions.

GREENWOOD COMMERCE LTD.

Notes to the Consolidated Financial Statements
For the Years Ended June 30, 2009 and June 30, 2008
(Expressed in U.S. Dollars)

2.	Significant Accounting Policies (continued)

	(d)	Foreign currency translation

Transactions in currencies other than the functional currency of the underlying operation are recorded at the rates of exchange prevailing at the date of the transaction. Monetary assets and liabilities in currencies other than the operation’s functional currency are translated at rates of exchange prevailing at the balance sheet date to the operation’s functional currency. Related transaction gains and losses are reported in the statements of operations and comprehensive income.

Upon consolidation, the results of operations of subsidiaries, whose functional currency is other than the reporting currency of the Company, the US Dollar, are translated at the average exchange rate for the period. Assets and liabilities, excluding equity account balances which are translated at historical rates, are translated at period end exchange rates. Currency translation adjustments are presented as comprehensive income in the consolidated financial statements and are included in net income only upon sale or liquidation of the related foreign subsidiary.

	(e)	Cash and cash equivalents

Cash and cash equivalents consist of cash and short term deposits with original maturities of three months or less when purchased. As of June 30, 2009 and June 30, 2008, cash and cash equivalents consists of cash held with banks. Because of short maturity of these investments, the carrying amounts approximate their fair values.

	(f)	Property, plant and equipment

Property, plant and equipment are stated at cost less accumulated depreciation and any impairment losses. Expenditures for new facilities or equipment and expenditures that extend the useful lives of existing facilities or equipment are capitalized and depreciated using the straight-line method at rates sufficient to depreciate such costs over the estimated productive lives.

Construction in progress primarily represents the renovation costs of plant, machinery and equipment. Costs incurred are capitalized and transferred to property and equipment upon completion, at which time depreciation commences. Cost of repairs and maintenance is expensed as incurred.

The Groups depreciation rates on fixed assets other than construction in progress are as follows:

Useful life
(in years)
Building	25
Office equipment	10
Manufacturing equipment	5
Vehicles	5
Computer hardware	5

Gains and losses on the disposal of property, plant and equipment are determined by comparing proceeds with the carrying amount and are included in the consolidated statement of operations and comprehensive income.

GREENWOOD COMMERCE LTD.

Notes to the Consolidated Financial Statements
For the Years Ended June 30, 2009 and June 30, 2008
(Expressed in U.S. Dollars)

2.	Significant Accounting Policies (continued)

	(g)	Intangible Assets

Intangible assets acquired separately are measured on initial recognition at cost. The cost of intangible assets acquired in a business combination is the fair value as at the date of acquisition. Following initial recognition, intangible assets are carried at cost less any accumulated amortization and any accumulated impairment losses. Internally generated intangible assets are not capitalized and expenditure is recognized in the consolidated statement of operations and comprehensive income in the year in which the expenditure is incurred.

Identifiable intangible assets with finite lives are amortized on a straight-line basis over the useful economic life of the asset.

	(h)	Recoverability of Long Lived Assets Including Goodwill and Other Acquired Intangible Assets

We review property and equipment and intangible assets, excluding goodwill, for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. We measure recoverability of these assets by comparing the carrying amounts to the future undiscounted cash flows the assets are expected to generate. If property and equipment and intangible assets are considered to be impaired, the impairment to be recognized equals the amount by which the carrying value of the asset exceeds its fair market value. In addition, we test our goodwill for impairment at least annually or more frequently if events or changes in circumstances indicate that this asset may be impaired. Our tests are based on our single operating segment and reporting unit structure.

	(i)	Revenue recognition

The Group recognizes revenue, net of any taxes, when persuasive evidence of a customer or distributor arrangement exists or acceptance occurs, receipt of goods by customer occurs, the price is fixed or determinable, and the sales revenues are considered collectible. Subject to these criteria, the Company generally recognizes revenue at the time of shipment or delivery to the customer, and when the customer takes ownership and assumes risk of loss based on shipping terms

	(j)	Interest Income

Income is recognized as interest accrues (using the effective interest rate, which discounts estimated future cash receipts through the expected life of the financial instrument to the net carrying amount of the financial asset).

	(k)	Extinguishment of debt facilities

A loan or lease is accounted for as a troubled debt restructuring if the Group is granted, for economic or legal reasons related to the Group’s financial condition, a significant concession from the borrower that the Group would not otherwise obtain. Extinguishment of debt facilities includes a modification of terms such as a reduction of the stated interest rate or balance of the loan or lease, a reduction of accrued interest, an extension of the maturity date at a stated interest rate lower than the current market rate for a new loan with similar risk, or some combination of these concessions. Extinguishment of debt facilities are recognized in equity immediately when modification of the terms of the loan or lease take effect.

	(l)	Operating leases

All of the current leases held by the Group are determined as operating leases. Leases in which a significant portion of the risks and rewards of ownership are retained by the lessor are classified as operating leases. No accrual has been included to recognize the outstanding commitments on the term of the operating lease (refer Note 11). Payments made under operating leases (net of any incentives received from the lessor) are charged to the consolidated statement of operations and comprehensive income on a straight-line-basis, over the period of the leases, where material.

GREENWOOD COMMERCE LTD.

Notes to the Consolidated Financial Statements
For the Years Ended June 30, 2009 and June 30, 2008
(Expressed in U.S. Dollars)

2.	Significant Accounting Policies (continued)

	(m)	Valuation of trading securities

The Group values investments in securities that are freely tradable and are listed on a national securities exchange at their last sales price as of the last business day of the period. Other securities traded in the over-the counter market and listed securities for which no sale was reported on that day are valued at their last reported “bid” price if held long, and last reported “asked” price if sold short.

The Group records its derivative activities on a mark-to-market or fair value basis. Market values are determined by using quoted market values when available. Otherwise, fair values are based on industry- accepted models or confirmation with counterparties.

Investments in securities and securities sold, not yet purchased are measured at fair value. Fair value is generally based on quoted market prices. If quoted market prices are not available, fair value is determined based on other relevant factors, including dealer price quotations, price activity for equivalent instruments and valuation pricing models.

ASC 740 establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Group. Unobservable inputs are inputs that reflect the Group’s assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.

The hierarchy is broken down into three levels based on the reliability of inputs as follows:

Level 1 - Valuations based on quoted prices in active markets for identical assets or liabilities that the Group has the ability to access. Valuation adjustments and block discounts are not applied to Level 1 instruments. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these products does not entail a significant degree of judgment.

Level 2 - Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly. Examples of assets and liabilities utilizing Level 2 inputs are: bonds, certain corporate loans and loan commitments, most over-the-counter (“OTC”) derivatives and most structured notes.

Level 3 - Valuations based on inputs that are unobservable and significant to the overall fair value measurement. Examples of assets and liabilities utilizing Level 3 inputs are: restricted stock, real estate and private equity investment portfolio companies, and long-dated or complex OTC derivatives.

GREENWOOD COMMERCE LTD.

Notes to the Consolidated Financial Statements
For the Years Ended June 30, 2009 and June 30, 2008
(Expressed in U.S. Dollars)

2.	Significant Accounting Policies (continued)

	(n)	Valuation of trading securities (continued)

Fair value is a market-based measure considered from the perspective of a market participant rather than an entity-specific measure. Therefore, even when market assumptions are not readily available, the Group’s own assumptions are set to reflect those that market participants would use in pricing the asset or liability at the measurement date. The Group uses prices and inputs that are current as of the measurement date, including during periods of market dislocation.

Exchange-traded equity securities

Exchange-traded equity securities are generally valued based on quoted prices from the exchange. To the extent these securities are actively traded, valuation adjustments are not applied and they are categorized in Level 1 of the fair value hierarchy.

	(o)	Financial instruments

Financial assets and financial liabilities are recognized on the consolidated balance sheet when the Group has become a party of the contractual provisions of the instrument.

The Group’s financial instruments consist of cash and cash equivalents, trading securities, amounts due from related parties, advances, deposits, accounts payable, amounts due to related parties and borrowings. The fair value of cash and cash equivalents, trading securities, advances, deposits, amounts due to and from related parties, accounts payable and borrowings approximates their carrying values due to the immediate or short term maturity of these financial instruments.

	(p)	Earnings (loss) per share

Basic earnings per share is based on the weighted average number of common shares and participating securities outstanding during the period. Diluted earnings per share include the dilutive effect of additional potential common shares outstanding during the period.

	(q)	Income taxes

Tax is calculated on the basis of the tax laws enacted or substantively enacted at the balance sheet date in the countries where the Company’s subsidiaries and associates operate and generate taxable income. The Group has significant accumulated losses and accordingly has no taxation charge has been recognized in the consolidated statement of operations and comprehensive income.

The Financial Standards Accounting Board (“FASB”) issued ASC 740 (previously known as Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No. 109”), which establishes that a tax position taken or expected to be taken in a tax return is to be recognized in the financial statements when it is more likely than not, based on the technical merits, that the position will be sustained upon examination. ASC 740 also permits an entity to recognize interest and penalties related to tax uncertainties either as income tax expense or operating expenses.

The Group recognizes deferred tax liabilities and assets using the liability method. Under this method, deferred tax liabilities and assets are determined based on the temporary differences between the financial statements carrying values and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Future income tax assets are recorded in the financial statements if realization is considered more likely than not.

GREENWOOD COMMERCE LTD.

Notes to the Consolidated Financial Statements
For the Years Ended June 30, 2009 and June 30, 2008
(Expressed in U.S. Dollars)

3.	Subsidiaries

The following subsidiaries of Greenwood Commerce Ltd. have been included in the consolidated financial statements for the years ended June 30, 2009 and June 30, 2008 (hereafter collectively, together with the Company, referred to as “the Group”):

	Country of	Proportion of
	incorporation	voting rights
	or registration	and ordinary
	and operation	share capital held

Environmental Solutions SRO	Slovakia	100%

CBp Cyprus Ltd.	Cyprus	100%

Colane Enterprises Limited	Cyprus	100%

Refer to Note 4 for acquisition of Colane Enterprises Limited during the year ended June 30, 2008.

As explained in Note 6, a decision was made during the year ended June 30, 2007 to dispose of CBp Hungary Kft and Energum Waste Recycling Kft with effect on June 30, 2008.

4.	Business Combinations

Acquisition of Colane Enterprises Limited (“Colane”)

On March 21, 2008 (“date of acquisition”), CBp Cyprus Ltd., a subsidiary of Greenwood Commerce Ltd., entered into an agreement with the sole shareholder of Colane whereby CBp Cyprus Ltd. would acquire all of the outstanding shares of Colane in exchange for cash consideration of €2,802,106, which was paid during the year ended June 30, 2008. During the period from the date of acquisition to June 30, 2008, Colane incurred a net operating loss of €11,489.

The fair value of the net assets and liabilities acquired were as follows:

2008

Non-current assets	2,300,000
Current assets	83,442
Liabilities	-

Total	2,383,442

Cost of business combination	2,802,106

Goodwill	€418,664

The non-current assets acquired consist of land and buildings situated in Cyprus.

The goodwill realized on the acquisition of Conlane was subsequently written off during the period ended June 30, 2008.

GREENWOOD COMMERCE LTD.

Notes to the Consolidated Financial Statements
For the Years Ended June 30, 2009 and June 30, 2008
(Expressed in U.S. Dollars)

5.	Trading securities

		2009		2008
		Market		Market
	Cost	Value	Cost	Value

Equities	-	-	971,745	988,266
Hedge Funds	1,437,548	1,025,882	2,574,250	2,641,133

	$1,437,548	$1,025,882	$3,545,995	$3,629,399

The Group’s trading securities recorded at fair value have been categorized based upon a fair value hierarchy in accordance with SFAS No. 157. There are no liabilities measured at fair value. Assets measured at fair value as of June 30, 2009 are as follows:

	Quoted prices in
	active markets	Significant other	Significant
	for identical	observable	unobservable
Description	assets (level 1)	inputs (level 2)	inputs (level 3)	Total

Equities	-	-	-	-
Hedge Funds	-	-	1,025,882	1,025,882

	$-	$-	$1,025,882	$1,025,882

As at June 30, 2008:

	Quoted prices in
	active markets	Significant other	Significant
	for identical	observable	unobservable
Description	assets (level 1)	inputs (level 2)	inputs (level 3)	Total

Equities	-	-	988,266	988,266
Hedge Funds	-	-	2,641,133	2,641,133

	$-	$-	$3,629,399	$3,629,399

Changes in Level 3 assets and liabilities are measured at fair value on a recurring basis for the period ended June 30, 2009:

					Net
		Realized	Unrealized	Purchases	transfers
	Beginning	gains or	gains or	and sales	in or out	Closing
	balance	or losses	or losses	sales, net	of level	balance

Equities	988,266	(123,312)	-	(864,954)	-	-
Hedge Funds	2,641,133	(341,796)	(411,665)	(861,790)	-	1,025,882

Total	$3,629,399	$(465,108)	$(411,665)	$(1,726,744)	-	$1,025,88

GREENWOOD COMMERCE LTD.

Notes to the Consolidated Financial Statements
For the Years Ended June 30, 2009 and June 30, 2008
(Expressed in U.S. Dollars)

6.	Receivable on disposition of subsidiary

During the year ended June 30, 2008, the Directors of the Company commenced actions to dispose of the equity interest in its wholly-owned subsidiary, CBp Hungary, which included Energum and Zolzsden Kft, both wholly-owned by CBp Hungary (collectively referred to as the “disposed group of companies”). On June 30, 2008, Greenwood signed an agreement (the “Agreement”) with Padma Marketing Ltd., a related party by virtue of common ownership to sell its right, title and interest in and to all (100%) of legal and beneficial title to the equity interests of the disposed group of companies in consideration of €100,000, payable on or before October 30, 2008 (equivalent to $157,990 as at June 30, 2008). As at June 30, 2009, the amount had not been paid.

The book value of the disposal group as at June 30, 2008 is as follows:

2008

Assets
Cash	172,570
Property, plant and equipment	6,993,281
License rights and intangible assets	1,990
Other assets	2,625,232

Total assets	9,793,073

Liabilities
Accounts payable and accruals	2,020,576
Due to related parties	400,000

Total liabilities	2,420,576

Net assets of disposal group	$7,372,495

Proceeds on disposal	(157,990)
Realization of currency translation difference	198,330

Loss on disposal of discontinued operations	$7,412,835

GREENWOOD COMMERCE LTD.

Notes to the Consolidated Financial Statements
For the Years Ended June 30, 2009 and June 30, 2008
(Expressed in U.S. Dollars)

7.	Segmental information

The Group’s segments are geographic segments, each performing a differing function within the Group. Most of the businesses were acquired as individual units and they are managed separately because each segment requires different business strategies by senior management.

Certain information regarding the Group’s operations by segment is summarized as follows:

Geographical segments
Year ended June 30, 2009:

	British Virgin				Eliminations/
	Islands	Cyprus	Slovakia	Hungary	Adjustments	Total
Interest Income	678,749	-	-	-	-	678,749
Other Income	-	814,624	12,423	-	(814,624)	12,423

Depreciation	-	(18,268)	-	-	-	(18,268)
Consulting and management fees	(1,350,502)	-	(719,324)	-	(76,799)	(2,146,625)
General and administrative expenses	(703)	(554,758)	(462,773)	-	(126,555)	(1,144,789)
Impairment loss	(71,999)	-	(1,104,986)	-	858,613	(318,372)
Interest expense	(321,650)	-	-	-	-	(321,650)
Other expenses	(9,738,886)	(346,541)	(478,838)	-	-	(10,564,265)

Net loss from continuing operations	$(10,804,991)	$(104,943)	$(2,753,498)	$-	$(159,365)	$(13,822,797)
Net loss from discontinued operations	$-	$-	$-	$-	$-	$-

Segment assets	$4,587,625	$11,475,015	$87,784	$-	$(80,564)	$16,069,860

Segment liabilities	$(38,996,563)	$(216,068)	$(629,981)	$-	$80,564	$(39,762,048)

GREENWOOD COMMERCE LTD.

Notes to the Consolidated Financial Statements
For the Years Ended June 30, 2009 and June 30, 2008
(Expressed in U.S. Dollars)

7.	Segmental information (continued)

Geographical segments
Year ended June 30, 2008:

	British Virgin				Eliminations/
	Islands	Cyprus	Slovakia	Hungary	Adjustments	Total
Gain on foreign exchange	26,372	-	7,269	-	-	33,641
Interest Income	1,075,517	-	-	-	-	1,075,517
Other Income	-	-	65,662	-	-	65,662

Depreciation	-	(10,387)	-	-	-	(10,387)
Consulting and management fees	(1,272,156)	(13,787)	(921,510)	-	-	(2,207,453)
General and administrative expenses	-	(57,734)	(440,678)	-	-	(498,412)
Impairment loss	(200,124)	(742,660)	(129,324)	-	-	(1,072,108)
Interest expense	(122,332)	-	-	-	-	(122,332)
Other expenses	-	(38,876)	(614,609)	-	-	(653,485)

Net loss from continuing operations	$(492,723)	$(863,444)	$(2,033,190)	$-	$-	$(3,389,357)
Net loss from discontinued operations	$-	$-	$-	$(9,447,222)	$-	$(9,447,222)

Segment assets	$41,724,521	$8,195,689	$169,652	$-	$-	$50,089,862

Segment liabilities	$(68,398,579)	$(270,084)	$(538,582)	$-	$-	$(69,207,245)

Segment assets include property, plant and equipment, cash and cash equivalents, trading securities, advances, receivable on disposition of subsidiary and prepaid expenses and deposits. Segment liabilities include trade payables, borrowings and loans to related parties. The aforementioned inclusion is reflective of internal information that is regularly reported to management who are responsible for decision making.

GREENWOOD COMMERCE LTD.

Notes to the Consolidated Financial Statements
For the Years Ended June 30, 2009 and June 30, 2008
(Expressed in U.S. Dollars)

8.	Property, Plant and Equipment

	2009	2008

Opening balance, July 1	5,397,436	5,579,966

Additions/(Transfers)
Land	-	1,605,949
Building	-	341,761
Leasehold improvements	1,168,600	395,717
Manufacturing equipment	-	1,413,315
Construction in progress	4,920,526	2,856,068
Office equipment	15,741	848
Vehicles	80,424	54,053
Computer hardware and software	-	1,443

Balance before depreciation	11,582,727	12,249,120
Accumulated depreciation	(28,613)	(10,387)

	$11,554,114	$12,238,733
Transfer of book value on disposition of subsidiary	-	(6,993,281)
Effect due to movement in foreign exchange rates	(588,258)	151,984

	$10,965,856	$5,397,436

All Property, Plant and Equipment is held in Cyprus. Construction in progress consists of manufacturing for a Pyrolysis Plant which is due to be completed during the 2010 fiscal year. As at June 30, 2009, no depreciation has been charged against this equipment as it is not currently operational and is considered work in progress.

9.	Borrowings

	Currency	Maturity Dates	Interest Rate	2009	2008

Time Loan Account	CHF	July - Oct 2008	3.8%	-	3,776,507
Time Loan Account	JPY	July 2008	1.22 – 1.27%	-	13,064,480
Current Account	EUR	On demand	7.5%	-	9,981
Current Account	JPY	On demand	4.5%	-	81
Current Account	USD	On demand	5.75%	-	484,289

				$-	$17,335,338

Borrowings include interest payable of $Nil (2008: $115,249).

The Company has an available credit facility of $25,000,000 (2008: $25,000,000) available, of which $Nil (2008: $17,335,338) was utilized. At June 30, 2008, the borrowings were collateralized by financial assets held with the lender totaling $41,066,024.

GREENWOOD COMMERCE LTD.

Notes to the Consolidated Financial Statements
For the Years Ended June 30, 2009 and June 30, 2008
(Expressed in U.S. Dollars)

10.	Issued Capital and Reserves

(a)	Authorised share capital:

	2009	2008

50,000 ordinary shares of par value $1 each	50,000	50,000

	$50,000	$50,000

Ordinary shares have one vote per outstanding share, are entitled to an equal share in any dividend paid by the Company and are entitled to an equal share in the distribution of assets upon voluntary or involuntary liquidation.

(b)	Issued and fully paid share capital:

	2009	2008

1,000 ordinary shares of par value $1 each	1,000	1,000

	$1,000	$1,000

11.	Commitments

a)	The future aggregate minimum lease payments under non-cancellable operating leases are as follows:

June 30,	2009

2010	16,140
2011	26,898
2012	26,898
2013	26,898
2014	26,898
After five years	645,541

$769,272

b)	Under various management, consulting and plant purchase agreements, the Group has committed to pay certain amounts as follows:

2009

2010	1,022,880
2011	1,022,880
2012	1,022,880
2013	1,022,880
2014	1,022,880
After five years	126,200

$5,240,600

GREENWOOD COMMERCE LTD.

Notes to the Consolidated Financial Statements
For the Years Ended June 30, 2009 and June 30, 2008
(Expressed in U.S. Dollars)

12.	Related Party Disclosures

In addition to transactions disclosed elsewhere, the Group was involved in the following transactions with related parties:

a)

On November 1, 2004, a management consulting agreement was entered into by Environmental Solutions s.r.o with an officer of the Company and a company controlled by this officer to provide the services of the individual until November 1, 2014 for a fee of $20,000 per month plus benefits. Per the agreement, the fee shall be reviewed annually. During the year ended June 30, 2009, the fee was increased to €50,000 per month. During the year to June 30, 2009, the Group incurred management fees of $775,860 (2008: $370,000) of which $287,133 (2008: $347,760) were owing to the officer at year end.

b)

The Company entered into a management agreement with an officer on March 15, 2008. The officer was paid management fees of $20,000 upon signing of the agreement, and $10,000 per month thereafter. The monthly management fee was increased to $15,000 from July 1, 2008.

	c)	During the year, the Company paid consulting fees of $144,436 (2008: $614,562) to a company controlled by an officer of the Parent Company.

d)

As at June 30, 2009, the Group had payables totaling $38,954,238 (2008: $50,767,335); owing to related parties. Of this balance $38,667,105 (2008: $50,419,575) was owing to the Parent Company while the remaining $287,133 (2008: $347,760) was owing to an officer of the Company, as disclosed above. On June 30, 2009 a debt extension agreement was signed with the Parent Company, extending the term of the outstanding debt from repayment on demand to repayment on January 30, 2011. Accordingly, the loan has been reclassified to a non-current liability. Per the debt extension agreement, the outstanding debt shall not bear interest. As a result of the debt extension agreement and the contracted extended payment terms, the debt is considered to have been substantially modified. The loan has therefore been discounted at a rate of 15% per annum which is reflective of management’s estimate of market interest rates for an uncollateralized loan. As a result of this discounting, an amount of $9,603,131 has been recognized in equity as additional paid in capital for the low interest granted on the loan from the Parent Company.

	e)	As at June 30, 2009, the Group had advances receivable totaling $Nil (2008: $10,750) from related parties. These advances receivable were unsecured, non-interest bearing and repayable on demand.

	f)	Environmental Solutions s.r.o incurred rental expenses of $407,657 (2008: $318,947) during the year ended June 30, 2009. These amounts were paid to a company controlled by an officer of the Company.

13.	Contingent Liabilities

The Group is currently involved in a legal claim in which the Company is acting as a defendant. The amounts claimed include €555,000 plus interest; €1,000 per day delay from the date of judgment and the buy-out of share options for an undisclosed value. A hearing has been scheduled for January 17, 2011 and the outcome cannot be reasonably determined at the present time. Management are of the opinion that no material contingencies are expected to result from this claim.

GREENWOOD COMMERCE LTD.

Notes to the Consolidated Financial Statements
For the Years Ended June 30, 2009 and June 30, 2008
(Expressed in U.S. Dollars)

14.	Financial Instruments

The Group is exposed to a range of financial risks through its financial assets and financial liabilities. These financial risks comprise of credit risk, liquidity risk and market risk (including currency risk and interest rate risk).

In the normal course of operations, the Group may trade in equities and hedge funds. Market risk is affected by such factors as interest rate levels, the size and diversification of positions held, and market volatility.

Market Risk

Market risk represents the potential loss that can be caused by a change in the market value of the financial instrument.

In the normal course of business, the Group invests in equities and hedge funds. The market risk on these instruments is the risk that fair value of future cash flows of the investment will fluctuate due to changes in market prices (other than those arising from currency risk or interest rate risk), whether those changes are caused by factors specific to the individual financial instrument or its issuer, or factors affecting all similar financial instruments traded in the market.

Credit Risk

Credit risk represents the maximum potential loss that the Group would incur if the counterparties failed to perform pursuant to the terms of their agreements with the Group. The Group regularly transacts business with major European financial institutions. There is a concentration of credit risk arising from financial instruments of the Company held with financial institutions in Switzerland to the amount of $4,305,753 (2008: $41,066,024).

The Group is subject to credit risk to the extent that the banks and depositees may be unable to fulfill their obligations either to return the Group’s securities or repay amounts owed.

Liquidity Risk

Liquidity risk, also referred to as funding risk, is the risk that the Group will encounter difficulty in raising funds to meet commitments associated with financial instruments. Liquidity risk may result from an inability to sell a financial asset quickly at, or close to, its fair value. The Group mitigates liquidity risk by maintaining healthy liquid assets in the form of cash balances.

Interest Rate Risk

Interest rate risk represents the possibility of an adverse change in interest rates, which could result in a diminution in value in an interest-bearing financial instrument. The Group is exposed to interest rate risk on its cash and cash equivalent balances.

Currency Risk

In the normal course of business, the Group enters into time deposit and loan facilities denominated in foreign currencies. Generally, these facilities represent future commitments to receive or pay matured amounts at specified future dates, which expose the Group to market risk if the market value of the foreign currency is higher or lower than that at the date the initial transaction is made. During the year the Group incurred losses of $8,196,907 from entering into such facilities.

GREENWOOD COMMERCE LTD.

Notes to the Consolidated Financial Statements
For the Years Ended June 30, 2009 and June 30, 2008
(Expressed in U.S. Dollars)

14.	Financial Instruments (continued)

Currency Risk (continued)

The Group may also invest in other foreign currency denominated assets which result in the Group being exposed to currency risk. The Group is exposed to risks that the exchange rate of the US dollar relative to other currencies may change in a manner which has an adverse effect on the Groups reported results.

As at the balance sheet date, the Group had the following balances denominated in foreign currencies:

	2009	2008

Bank and Cash Balances – Canadian Dollar	CAD 2,991,242	CAD 31,397,000
Bank and Cash Balances – Euro	EUR 192,711	EUR 4,094,907

Loans – Euro	-	EUR (6,335)
Loans – Japanese Yen	-	JPY (1,384,425,565)
Loans – Swiss Franc	-	CHF (3,734,000)

Exchange rates	2009	2009	2008	2008
	Average	Closing	Average	Closing

Canadian Dollar (per $1)	1.1651	1.1560	1.0107	1.0111
Swiss Franc (per $1)	1.1222	1.0856	1.1122	1.0190
Euro (per $1)	0.7276	0.7118	0.6799	0.6329
Japanese Yen (per $1)	98.78113	95.5498	110.2846	106.169

The following table demonstrates the sensitivity of the operating statement to a reasonable possible change in the exchange rates of non-trading financial assets and liabilities as at June 30, 2009 and June 30, 2008:

	Increase in Foreign	Sensitivity to	Sensitivity to
Currency	Exchange Rate	income 2009	income 2008

CAD	1%	25,876	310,557
CHF	1%	-	(36,644)
EUR	1%	1,245	50,954
JPY	1%	-	(130,398)
		$27,121	$194,469

A decrease in the foreign exchange rate by 1% would have an equal, but opposite effect to income.

GREENWOOD COMMERCE LTD.

Notes to the Consolidated Financial Statements
For the Years Ended June 30, 2009 and June 30, 2008
(Expressed in U.S. Dollars)

15.	Events After the Balance Sheet Date

a)

The Company entered into various management and consulting agreements in July 2009, August 2009, November 2009, and January 2010 agreeing to pay aggregate monthly fees totaling $129,226 for terms ranging from one to ten years. Under the terms of the agreements, the Company has also agreed to pay plant construction bonuses totaling $2,600,000 for each plant constructed using the Parent Company’s (CBp Carbon, Industries, Inc.) technology and to issue stock options in the Parent Company, as they become available, with an initial granting of 6,075,000 shares.

b)

The Company has entered into a sponsorship agreement with Manor Grand Prix Racing Limited and Prime Racing Limited for the years 2010 to 2012. For its sponsorship, the Company has agreed to pay Manor Grand Prix Racing Limited €2,000,000 in 2010, increasing in 2011 and 2012 by one percent (1%) plus any increase in the consumer price index in England for the 2011 and 2012 years respectively. The annual payments may be made in either Euros or carbon credit equivalents.

c)

On December 2, 2009, the Company entered into an agreement whereby it purchased all the assets (including licenses and patents) of the Parent Company (CBp Carbon Industries, Inc.) in exchange for all of the Company’s equity in, and loans to, Environmental Solutions SRO, and all the loans and non- equity interests in Energum KFT and CBp Carbon Hungary KFT, and the issuance of 10,000 shares by the Company to the Parent Company.

d)

On November 25, 2009, the Parent Company entered into an agreement whereby it agreed to transfer, subject to certain conditions, all of the issued and outstanding shares of the Company to Carbon Green Inc. The agreement was made effective on January 15, 2010 when all of the terms and conditions of the agreement were met.

GREENWOOD COMMERCE LTD.

Unaudited Condensed Consolidated
Interim Financial Statements

For the 6-Months Ended
December 31, 2009 and 2008

GREENWOOD COMMERCE LTD.

Unaudited Condensed Consolidated Interim Financial Statements
For the 6 months ended December 31, 2009 and 2008

GREENWOOD COMMERCE LTD.

Condensed Consolidated Balance Sheet
As at December 31, 2009 and June 30, 2009
(Expressed in U.S. Dollars)
(Unaudited)

		December 31,	June 30,
	Notes	2009	2009
		As Restated

ASSETS
Current Assets
Cash and cash equivalents		1,927,860	3,534,497
Trading securities	4	578,121	1,025,882
Available-for-sale investments	5, 9	1,668,206	-
Accounts receivable		33,548	-
Prepaid expenses and deposits		397,351	297,851
Due from related parties	6, 15	1,162,334	-
Receivable on disposition of subsidiary		157,990	157,990
Assets of discontinued operations	6	-	180,632

		5,925,410	5,196,852

Non-current assets
Property, plant and equipment	6	11,710,174	10,965,856
License rights	5	7,000,000	-
Trademark	5	203,966	-
Assets of discontinued operations	6	-	814

		18,914,140	10,966,670

TOTAL ASSETS		$24,839,550	$16,163,522

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities		912,038	584,936
Due to related parties	15	82,042	93,662
Borrowings	10	416,452	-
Liabilities of discontinued operations	6	-	510,007

		1,410,532	1,188,605

Non-current liabilities
Due to related parties	15	-	38,667,105

TOTAL LIABILITIES		1,410,532	39,855,710

Shareholders’ Equity (Deficit)
Issued share capital	5, 11	11,000	1,000
Additional paid in capital	5	48,758,758	9,603,131
Employee equity-benefits reserve	2, 13	1,464,603	-
Other Comprehensive income		(588,661)	(586,365)
Accumulated deficit		(26,216,682)	(32,709,954)

Total Shareholders’ Equity (Deficit)		23,429,018	(23,692,188)

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)		$24,839,550	$16,163,522

The accompanying notes form an integral part of these consolidated financial statements

GREENWOOD COMMERCE LTD.

Condensed Consolidated Statement of Operations and Comprehensive Income
For The 6-Months Ended December 31, 2009 and 2008
(Expressed in U.S. Dollars)
(Unaudited)

		6 Months	6 Months
		ended Dec. 31	ended Dec. 31
	Notes	2009	2008
		As Restated

INCOME		70,123	-

EXPENSES
Business development		220,643	209,954
Consulting and management fees	15	420,570	905,824
Financing fees		-	197,875
Foreign exchange (gain) loss	12	(327,994)	7,290,211
General and administrative		227,082	95,294
Legal and accounting		38,972	26,962
Loss on trading securities – realized		130,724	123,312
(Gain) loss on trading securities – unrealized		(106,532)	782,239
Marketing expense		100,000	-
Stock based compensation	2, 13	1,464,603	-
Rent		7,661	-
Wages and benefits		340,754	81,870

Total expenses		2,516,483	9,713,541

Loss from continuing operations before interest		(2,446,360)	(9,713,541)
Interest income		1,854	495,364
Effective interest expense on related party loan	15	(2,459,807)	-
Interest expense		(30,195)	(309,479)

Loss from continuing operations		(4,934,508)	(9,527,656)
Loss from discontinued operations		(656,369)	(1,477,552)
Gain on disposal of subsidiary	6	539,131	-

Loss for the year		(5,051,746)	(11,005,208)
Currency translation differences		(2,296)	(933,131)

Total comprehensive loss for the period		$(5,054,042)	$(11,938,339)

Per share amounts – loss from continuing operations Basic loss per share		$(1,875.93)	$(9,527.66)

Per share amounts – loss for the year Basic loss per share		$(1,920.50)	$(11,005.21)

Weighted average number of shares outstanding Basic		2,630	1,000

The accompanying notes form an integral part of these consolidated financial statements

GREENWOOD COMMERCE LTD.

Condensed Consolidated Statement of Changes in Shareholders’ Equity (Deficit)
For The 6-Months Ended December 31, 2009 and 2008
(Expressed in U.S. Dollars)
(Unaudited)

					Accumulated
	Number of	Issued	Additional	Employee	Other
	Shares	Share	Paid-in	equity-benefits	Comprehensive	Accumulated
	Ordinary	Capital	Capital	Reserve	Income	deficit	Total

July 1, 2008	1,000	1,000	-	-	(231,226)	(18,887,157)	(19,117,383)

Net loss for the period	-	-	-	-	-	(11,005,208)	(11,005,208)
Movement due to foreign currency translation	-	-	-	-	(933,131)	-	(933,131)

December 31, 2008	1,000	$1,000	$-	$-	$(1,164,357)	$(29,892,365)	$(31,055,722)

					Accumulated
	Number of	Issued	Additional	Employee	Other
	Shares	Share	Paid-in	equity-benefits	Comprehensive	Accumulated
	Ordinary	Capital	Capital	Reserve	Income	deficit	Total

July 1, 2009	1,000	1,000	9,603,131	-	(586,365)	(32,709,954)	(23,692,188)

Write-off on debt extinguishment	-	-	(7,143,324)	-	-	-	(7,143,324)
Issuance of shares on asset transfer (Note 5)	10,000	10,000	57,843,969	-	-	-	57,853,969
Transfer of subsidiary with negative equity to Parent Company	-	-	(11,545,018)	-	-	11,545,018	-
Net loss for the period	-	-	-	-	-	(5,051,746)	(5,051,746)
Stock based compensation	-	-	-	1,464,603	-	-	1,464,603

Movement due to foreign currency translations	-	-	-	-	(2,296)	-	(2,296)

December 31, 2009 (As Restated)	11,000	$11,000	$48,758,758	$1,464,603	$(588,661)	$(26,216,682)	$23,429,018

The accompanying notes form an integral part of these consolidated financial statements

GREENWOOD COMMERCE LTD.

Condensed Consolidated Statement of Cash Flows
For The 6-Months Ended December 31, 2009 and 2008
(Expressed in U.S. Dollars)
(Unaudited)

	6 Months	6 Months
	ended Dec. 31	ended Dec. 31
	2009	2008
	As Restated

OPERATING ACTIVITIES
Net loss from continuing operations	(4,934,508)	(9,527,656)
Adjustments to reconcile net income to net cash flows used in operating activities:
Stock based compensation	1,464,603	-
Effective interest on related party loan	2,459,807	-
Net loss on trading securities	24,191	905,551

Net loss from continuing operations before working capital changes	(985,907)	(8,622,105)
(Increase) decrease in accounts receivable	(20,075)	-
(Increase) decrease in advances	-	(148,630)
(Increase) decrease in prepaid expenses and deposits	(33,832)	14,398
Increase (decrease) in accounts payable and accrued liabilities	104,228	(386,145)

Cash flows used in operating activities - continuing operations	(935,586)	(9,142,482)
Cash flows used in operating activities - discontinued operations	(656,369)	(1,477,552)

Cash flows used in operating activities	(1,591,955)	(10,620,034)

INVESTING ACTIVITIES
Sale (purchase) of trading securities	423,569	931,846
Acquisition of property, plant and equipment	(744,318)	(1,499,366)
Advances (to) from related parties	(177,676)	10,750

Cash flows used in investing activities – continuing operations	(498,425)	(556,770)
Cash flows used in investing activities – discontinued operations	-	-

Cash flows used in investing activities	(498,425)	(556,770)

FINANCING ACTIVITIES
Increase (decrease) in borrowings	416,452	7,627,678
Proceeds on shares issued through APA (Note 5)	10,000	-
Payments from (advances to) related parties	(214,128)	(1,526,780)

Cash flows provided by financing activities – continuing operations	222,324	6,100,898
Cash flows used in financing activities – discontinued operations	-	-

Cash flows provided by financing activities	222,324	6,100,898

Movement due to foreign currency translations	(2,296)	(933,125)
Net cash transferred in through Asset Purchase Agreement (see Note 5)	252,413	-

NET MOVEMENT IN CASH AND CASH EQUIVALENTS	(1,627,939)	(6,009,031)

Cash and cash equivalents at beginning of period	3,555,799	38,022,497

Cash and cash equivalents at end of period	$1,927,860	$32,013,466

The accompanying notes form an integral part of these consolidated financial statements

GREENWOOD COMMERCE LTD.

Notes to the Condensed Consolidated Interim Financial Statements
For The 6-Months Ended December 31, 2009 and 2008
(Expressed in U.S. Dollars)
(Unaudited)

1.	Basis of Preparation

The fiscal year for Greenwood Commerce Ltd. (the “Company” or “Greenwood”) is the years ended June 30. The consolidated financial statements include the accounts of Greenwood and its subsidiaries. All significant intercompany accounts and transactions have been eliminated.

The Company’s nature of business is to commercialize a technology used for converting scrap automotive tires into reusable components and producing a commercial substitute for carbon black, which we call Carbon Green™, a main commodity for the rubber and plastics industries.

The accompanying financial data as of December 31, 2009 and for the six months ended December 31, 2009 has been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (SEC). Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States (“US GAAP”) have been condensed or omitted pursuant to such rules and regulations. The June 30, 2009 consolidated balance sheet was derived from audited financial statements, but does not include all disclosures required by accounting principles generally accepted in the United States. However, the Company believes that the disclosures are adequate to make the information presented not misleading. These consolidated financial statements should be read in conjunction with the Consolidated Financial Statements and the notes thereto, included in the Company’s 8-K filing for the fiscal year ended June 30, 2009.

In the opinion of management, all adjustments (which include normal recurring adjustments, except as disclosed herein) necessary to present fairly the balance sheet as of December 31, 2009, and results of operating and comprehensive income for the six months ended December 31, 2009, cash flows, and equity for the six months ended December 31, 2009, as applicable, have been made. The results of operations for the six months ended December 31, 2009 are not necessarily indicative of the operating results for the full fiscal year or any future periods.

The Company has evaluated subsequent events through 1) the date that the financial statements were originally issued which was March 31, 2010, and in accordance with ASU 2010-09 2) through the date that these revised financial statements have been evaluated, which is June 1, 2010.

2.	Restatement and Reclassification

a)

On May 25, 2010, the Company’s parent company, Carbon Green Inc. announced that, a correction of an error was required to be made to the Company’s interim financial statements previously filed with the SEC as the Company had failed to record stock-based compensation relating to stock options issued to employees and non-employees. This resulted in an unrecorded expense of $1,464,603 during the six- month period ended December 31, 2009. As a result of the correction of this error, the employee equity- benefits reserve included as part of shareholders’ equity on the balance sheet increased by $1,464,603. The restatement also resulted in an increase in total expenses of $1,464,603 and a resulting increase in the loss for the period of $1,464,603. As a consequence of this error, Greenwood had also previously failed to disclose required disclosures in relation to these share options issued. The details of these stock option awards in the notes to the Financial Statements has now been disclosed in Notes 3 and 13, respectively.

b)

During the six-month period ended December 31, 2009, Greenwood had incorrectly classified its available-for sale investment as a non-current asset. This has been reclassified to a current asset to correctly reflect the nature of the asset. There was no financial statement impact on the net asset value of Greenwood as a result of the reclassification, although current assets have increased by $1,668,206 and non-current assets have decreased by an equivalent amount.

GREENWOOD COMMERCE LTD.

Notes to the Condensed Consolidated Interim Financial Statements
For The 6-Months Ended December 31, 2009 and 2008
(Expressed in U.S. Dollars)
(Unaudited)

3.	Summary of Significant Accounting Policies

New accounting standards recently adopted

Available for sale investments

Available-for-sale investments are non-derivative financial assets that are either designated in this category or not classified as financial assets at fair value through income, held-to-maturity investments or loans and receivables. Available-for-sale investments are recognized at fair value on the trade date, which is the date that the Group commits to purchase or sell the asset and subsequently re-measured to fair value through equity. If there is no quoted market price in an active market and the fair value can not be reliably measured, the available for sale investments are subsequently carried at cost, including transaction costs and reviewed annually for impairment. When these investments are sold or impaired the accumulated fair value adjustments are included in the statement of operations as net realized gains/losses on financial assets.

Technology rights

Technology rights acquired during the period amounted to S7,000,000 , were measured on initial recognition at cost, and are being amortized over 21 years.

Recoverability of Long Lived Assets and Other Intangible Assets

We review property, plant and equipment and intangible assets, excluding goodwill, for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. We measure recoverability of these assets by comparing the carrying amounts to the future undiscounted cash flows the assets are expected to generate. If property, plant and equipment and intangible assets are considered to be impaired, the impairment to be recognized equals the amount by which the carrying value of the asset exceeds its fair market value.

Stock-based payment transactions

The Company measures and recognizes the compensation expense for all share-based awards made to employees including employee stock options based on estimated fair values. The fair value of employee stock options is estimated on the date of grant using the Black-Scholes option valuation model. The value of awards that are ultimately expected to vest is recognized as expense over the requisite service periods in the Company’s Consolidated Statements of Operations. Because share-based compensation expense recognized in the Consolidated Statements of Operations is based on awards ultimately expected to vest, it has been reduced for forfeitures.

The Company’s determination of fair value of employee stock options on the date of grant using the Black- Scholes option valuation model is affected by the Company’s stock price as well as assumptions regarding a number of highly complex and subjective variables. These variables include, but are not limited to; the Company’s expected stock price volatility over the term of the awards and actual and projected employee stock option exercise behaviors. Option-pricing models were developed for use in estimating the value of traded options that have no vesting or hedging restrictions and are fully transferable. Although the fair value of employee stock options is determined using an option-pricing model, that value may not be indicative of the fair value observed in a willing buyer/willing seller market transaction.

GREENWOOD COMMERCE LTD.

Notes to the Condensed Consolidated Interim Financial Statements
For The 6-Months Ended December 31, 2009 and 2008
(Expressed in U.S. Dollars)
(Unaudited)

3.	Summary of Significant Accounting Policies (Continued)

a) New accounting standards recently adopted (continued)

Stock-based payment transactions (continued)

Stock-based payment transactions with non-employees

The Company accounts for its stock-based payment transactions with non-employees in accordance with ASC 505-50 “Equity-Based Payments to Non-Employees”. The Company has entered into a number of agreements with service providers by issuing stock-options to these non-employees as settlement of liabilities. The fair value of non-employee stock option awards is estimated on the date of grant using the Black-Scholes option valuation model. The Company recognized the fair value of these stock options at the date at which the counterparty’s performance is complete, which is normally over a vesting period, which the Company deems as being its measurement date.

Where the Company knows upfront both the quantity and terms of the award, before the measurement date it recognizes expense based on the then current fair value and continues to do so at each reporting date until the options can be measure.

Where the Company does not know upfront both the quantity and terms of the award, it recognizes any cost of the transaction in reporting periods before the measurement date, based on the then-current lowest aggregate fair value at each of those interim reporting dates.

b) Recent accounting standards not yet effective

In January 2010, the FASB issued revised guidance intended to improve disclosures related to fair value measurements. This guidance requires new disclosures as well as clarifies certain existing disclosure requirements. New disclosures under this guidance require separate information about significant transfers in and out of Level 1 and Level 2 and the reason for such transfers, and also require purchases, sales, issuances, and settlements information for Level 3 measurement to be included in the roll forward of activity on a gross basis. The guidance also clarifies the requirement to determine the level of disaggregation for fair value measurement disclosures and the requirement to disclose valuation techniques and inputs used for both recurring and nonrecurring fair value measurements in either Level 2 or Level 3. This accounting guidance is effective for the Company beginning in the fourth quarter of fiscal 2010, except for the roll forward of activity on a gross basis for Level 3 fair value measurement, which will be effective for the Company in the first quarter of fiscal 2012. The Company is currently evaluating the impact that the adoption of this guidance will have on its financial statement disclosures.

In June 2009, the FASB issued revised guidance for the accounting of transfers of financial assets. This guidance eliminates the concept of a qualifying special-purpose entity; removes the scope exception for qualifying special-purpose entities when applying the accounting guidance related to the consolidation of variable interest entities; changes the requirements for derecognizing financial assets; and requires enhanced disclosure. This accounting guidance is effective for the Company beginning in the first quarter of fiscal 2011. The Company believes that the adoption of this standard will have no material impact on the Company’s results of operations or financial position.

GREENWOOD COMMERCE LTD.

Notes to the Condensed Consolidated Interim Financial Statements
For The 6-Months Ended December 31, 2009 and 2008
(Expressed in U.S. Dollars)
(Unaudited)

3.	Summary of Significant Accounting Policies (Continued)

b) Recent accounting standards not yet effective (continued)

In June 2009, the FASB issued revised guidance for the accounting of variable interest entities. This revised guidance replaces the quantitative-based risks and rewards approach with a qualitative approach that focuses on identifying which enterprise has the power to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance and has the obligation to absorb losses or the right to receive benefits from the entity that could be potentially significant to the variable interest entity. The accounting guidance also requires an ongoing reassessment of whether an enterprise is the primary beneficiary and requires additional disclosures about an enterprise’s involvement in variable interest entities. This accounting guidance is effective for the Company beginning in the first quarter of fiscal 2011. The Company believes that the adoption of this standard will have no material impact on the Company’s results of operations or financial position.

4.	Trading securities

	December 31, 2009		June 30, 2009
		Market		Market
	Cost	Value	Cost	Value

Hedge funds	879,469	578,121	1,437,548	1,025,882

	$879,469	$578,121	$1,437,548	$1,025,882

The Group’s trading securities recorded at fair value have been categorized based upon a fair value hierarchy in accordance with ASC 740. There are no liabilities measured at fair value. Assets measured at fair value as of December 31, 2009 are as follows:

	Quoted prices in
	active markets	Significant other	Significant
	for identical	observable	unobservable
Description	assets (level 1)	inputs (level 2)	inputs (level 3)	Total

Hedge Funds	-	-	578,121	578,121

	$-	$-	$578,121	$578,121

Changes in Level 3 assets and liabilities are measured at fair value on a recurring basis for the period ended December 31, 2009:

					Net
	Beginning	Realized	Unrealized	Purchases	transfers
	balance	gains or	gains or	and sales	in or out	Closing
	June 30, 2009	or losses	or losses	sales, net	of level	balance

Hedge Funds	1,025,882	(130,724)	106,532	(423,569)	-	578,121

Total	$1,082,882	$(130,724)	$106,532	$(423,569)	-	$578,121

GREENWOOD COMMERCE LTD.

Notes to the Condensed Consolidated Interim Financial Statements
For The 6-Months Ended December 31, 2009 and 2008
(Expressed in U.S. Dollars)
(Unaudited)

5.	Asset Purchase Agreement

On December 2, 2009, the Company entered into an asset purchase agreement (“APA”) whereby it purchased all the assets (including licenses and patents) of the Parent Company in exchange for the Company’s equity in Environmental Solutions SRO (“SRO”), and all the loans and non-equity interests in Energum KFT and CBp Carbon Hungary KFT, and the issuance of 10,000 shares by the Company to the Parent Company.

The book value of the assets and liabilities acquired were as follows:

December 31,
2009

Non-current assets	7,203,966
Current assets	3,030,849
Forgiveness of loan from Parent	47,619,154

Total	57,853,969

Shares issued	10,000
Additional paid in capital realized on purchase	57,843,969

Shares issued in exchange for assets	57,853,969

Included in current assets acquired are cash and cash equivalents of $354,514. The forgiveness of the loan from the Parent Company includes a reduction of $3,985,825 relating to additional paid in capital.

6.	Discontinued Operations

As explained in Note 5, on December 2, 2009 as part of the APA, the Company transferred its equity interest in SRO to the Parent Company for consideration of $1. The book value of SRO as at June 30, 2009 was as follows:

	December 2,	June 30,
	2009	2009

Assets
Cash	102,101	21,302
Due from related parties	93,662	93,662
Intangible assets	814	814
Other assets	23,317	65,668

Total assets	219,894	181,446

Liabilities
Trade and other payables	209,395	222,874
Due to related parties	9,115,448	8,133,578

Total liabilities	9,324,843	8,356,452

Net assets of the disposal entity	$(9,104,949)	$(8,175,006)

Balances due to related parties relate to advances received from other group companies. Of these advances $8,565,818 (June 30 2009: $7,846,445) was forgiven as part of the APA. As at December 2, 2009, SRO had accumulated losses of $11,545,018 which were transferred to the Parent Company as part of the Company’s equity interest in SRO.

GREENWOOD COMMERCE LTD.

Notes to the Condensed Consolidated Interim Financial Statements
For The 6-Months Ended December 31, 2009 and 2008
(Expressed in U.S. Dollars)
(Unaudited)

7.	Segmental information

The Group’s segments are geographic segments, each performing a differing function within the group. Most of the businesses were acquired as individual units and they are managed separately because each segment requires different business strategies by senior management.

Certain information regarding the Group’s operations by segment is summarized as follows:

Geographical segments
Period ended December 31, 2009 (As Restated):

	British Virgin
	Islands	Cyprus	Slovakia	Hungary	Total
Interest Income	1,854	-	-	-	1,854
Other Income	-	70,123	-	-	70,123

Consulting and management fees	(397,579)	(22,991)	-	-	(420,570)
Interest expense	(2,490,002)	-	-	-	(2,490,002)
Stock based compensation	(1,464,603)	-	-	-	(1,464,603)

Total continuing operations	$(4,339,064)	$(595,444)	$-	$-	$(4,934,508)

Segment assets	$12,518,180	$12,321,370	$-	$-	$24,839,550

GREENWOOD COMMERCE LTD.

Notes to the Condensed Consolidated Interim Financial Statements
For The 6-Months Ended December 31, 2009 and 2008
(Expressed in U.S. Dollars)
(Unaudited)

7.	Segmental information (continued)

Geographical segments
Period ended December 31, 2008:

	British Virgin
	Islands	Cyprus	Slovakia	Hungary	Total
Interest Income	495,364	-	-	-	495,364
Other Income	-	2	22,587	-	22,589

Consulting fees	(833,496)	(72,328)	(563,291)	-	(1,469,115)

Total continuing operations	$(9,014,230)	$(244,298)	$(1,424,804)	$-	$(10,683,332)

Segment assets	$33,754,919	$9,980,850	$130,513	$-	$43,866,282

Segment assets include property, plant and equipment, cash and cash equivalents, trading securities, advances, disposal group assets available for sale and prepaid expenses and deposits. Segment liabilities include trade payables, borrowings and loans to related parties. The aforementioned inclusion is reflective of internal information that is regularly reported to management who are responsible for decision making.

GREENWOOD COMMERCE LTD.

Notes to the Condensed Consolidated Interim Financial Statements
For The 6-Months Ended December 31, 2009 and 2008
(Expressed in U.S. Dollars)
(Unaudited)

8.	Property, Plant and Equipment

December 31,
2009

Opening balance	10,965,856

Additions/(Transfers)
Land	-
Building	-
Leasehold improvements	-
Construction in progress	774,317
Office equipment	-
Vehicles	-
Computer hardware and software	-

11,740,173
Effect due to movement in foreign exchange rates	524

Balance before depreciation	11,740,697
Accumulated depreciation	(30,523)

$11,710,174

All Property, Plant and Equipment is held in Cyprus. Construction in progress consists of manufacturing equipment for a Pyrolysis Plant which is due to be completed in the 2010 year. As at December 31, 2009, no depreciation has been charged against this equipment as it is not currently operational and is considered work in progress.

9.	Available-For-Sale Investments

As explained in Note 5, on December 2, 2009, the Group acquired the assets of the Parent Company. Included in the current assets acquired was an 11.89% holding in Terragon Environmental Technologies Inc. (“Terragon”). This investment is held at a cost of approximately $1.6 million. Terragon develops, manufactures and sells pyrolysis solutions for waste and resource processing to governments, and militaries. A former officer of the Company is also President and CEO of Terragon.

A valuation, performed by an independent valuer and based on information provided by the directors of Terragon, valued the Group’s 11.89% holding in Terragon at $6,420,000 as at March 31, 2009. Due to the limited review performed, the valuation presented in the valuation report did not represent, in the opinion of the directors, an opinion on the fair market value of the shares and hence the investment was not revalued.

GREENWOOD COMMERCE LTD.

Notes to the Condensed Consolidated Interim Financial Statements
For The 6-Months Ended December 31, 2009 and 2008
(Expressed in U.S. Dollars)
(Unaudited)

10.	Borrowings

			Interest	December 31,
	Currency	Maturity Dates	Rate	2009

Current Account	EUR	On demand	4.0%	$416,452

The Company has an available credit facility of $25,000,000, of which $416,452 was utilized

11.	Issued Capital and Reserves

(a)	Authorized share capital:

	December 31,	June 30,
	2009	2009
50,000 ordinary shares of par value $1 each	50,000	50,000
	$50,000	$50,000

Ordinary shares have one vote per outstanding share, are entitled to an equal share in any dividend paid by the Company and are entitled to an equal share in the distribution of assets upon voluntary or involuntary liquidation.

b)	Issued and fully paid share capital:

	December 31,	June 30,
	2009	2009

11,000 (June 30, 2009: 1,000) ordinary shares of par value $1 each	11,000	1,000

	$11,000	$1,000

During the period a further 10,000 shares were issued by the Company to the Parent Company in accordance with the terms set out in the APA as explained in Note 5.

12.	Loss on Foreign Exchange

During the period ended December 31, 2008, the Group held significant balances in foreign currencies and purchased foreign exchange contracts during the period. As a result of these transactions, the Group realized foreign exchange losses on these balances totalling $7,306,947 when these currencies weakened against the U.S. dollar.

GREENWOOD COMMERCE LTD.

Notes to the Condensed Consolidated Interim Financial Statements
For The 6-Months Ended December 31, 2009 and 2008
(Expressed in U.S. Dollars)
(Unaudited)

13.	Stock-based Compensation

The expense recognised for employee and non-employee services received during the period is shown in the following table:

	6 months	6 months
	Ended Dec. 31	ended Dec. 31
	2009	2008

Expense arising from equity-settled share-based payment transactions	1,464,603	-

	$1,464,603	$-

Stock Option Awards

During the period ended December 31, 2009, the Company has been issuing stock option awards to employees and non-employee consultants. The Company has not yet created a Stock Option Plan formalising these arrangements, nor has it yet identified the total quantity of shares of common stock set-aside for the future option plans. Management expect to finalize this prior to year end. The option issuance details are included in separate agreements with the employees and the non-employee consultants where both parties are aware of the quantity of awards, price of awards and the performance and service conditions necessary to vest in the awards. The Company believes that such awards better align the interests of its employees with those of its shareholders.

Employee awards
3.7 million option awards have been made to employees and are issued in three tranches 1) one-third of the award with an exercise price equal to $0.50 per share which only vest upon commercial production at 60% of capacity of the plant completed after the Cyprus plant and 2) one-third of the award with an exercise price equal to $1.00 per share which vest immediately and 3) one-third of the award with an exercise price equal to $2.00 per share which vests immediately. The awards have a 10-year contractual term. The awards that vest immediately are charged to income statement

Non-employee awards
The Company has currently issued stock option awards to non-employees with different terms and conditions dependent on the type of non-employee services provided. For 2 consultants, who are also deemed as being officers of the Company, their terms and conditions were the same as those granted to employees above - generally issued in three tranches 1) one-third of the award with an exercise price equal to $0.50 per share which only vest upon commercial production at 60% of capacity of the plant completed after the Cyprus plant and 2) one-third of the award with an exercise price equal to $1.00 per share which vest immediately and 3) one-third of the award with an exercise price equal to $2.00 per share which vests immediately. The awards have a 10-year contractual term. The awards that vest immediately are charged to income statement as can be measured.

For awards issued to other non-employees, the terms vary where certain awards contain service conditions only, and others contain both service conditions and also performance conditions similar to those issued to employees and the other non-employees who are deemed as being officers.

Where the Company knows upfront both the quantity and terms of the award, before any measurement date, it recognizes an expense based on the then current fair value and continues to do so at each reporting date until the options can be measured.

GREENWOOD COMMERCE LTD.

Notes to the Condensed Consolidated Interim Financial Statements
For The 6-Months Ended December 31, 2009 and 2008
(Expressed in U.S. Dollars)
(Unaudited)

13.	Stock-based Compensation (Continued)

Where the Company does not know upfront both the quantity and terms of the award, it recognizes any cost of the transaction in reporting periods before the measurement date, based on the then-current lowest aggregate fair value at each of those interim reporting dates, which may be nil.

The Company uses historical data to estimate option exercise and employee termination within the valuation model; separate groups of employees/non-employees that have similar historical exercise behavior are considered separately for valuation purposes. The expected term of options granted is derived from the output of the option valuation model and represents the period of time that options granted are expected to be outstanding; the range given below results from certain groups of employees exhibiting different behavior. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant:

December 31, 2009

Expected volatility (%)	82% - 91%
Weighted average volatility (%)	84.68%
Expected dividends	$Nil
Expected term (in years)	3 – 10 years
Risk free rate (%)	3.41% - 3.55%

A summary of option activity as of July 1, 2009, and changes during the year period ended December 31, 2009 is presented below:

			Weighted Average
	Number	WAEP	Remaining	Intrinsic
			Contractual Term	Value

Stock options outstanding as at June 30, 2009	-	-	-	-
Stock options granted during the period	6,216,000	$1.08	8.57 years	$-

Stock options outstanding as at Dec. 31, 2009	6,216,000	$1.08	8.57 years	$-

Non-vested shares	Shares

Non-vested at July 1, 2010	-
Granted	6,216,000
Vested	(3,960,664)

Un-vested at December 31, 2009	2,255,336

As of December 31, 2009, there was nil of total unrecognized compensation cost related to non-vested share-based compensation arrangements granted to employees. The total fair value of shares vested during the 6 month period ended December 31, 2009 was $1.47 million.

GREENWOOD COMMERCE LTD.

Notes to the Condensed Consolidated Interim Financial Statements
For The 6-Months Ended December 31, 2009 and 2008
(Expressed in U.S. Dollars)
(Unaudited)

13.	Stock-based Compensation (continued)

Stock options outstanding at December 31, 2009 have the following expiry dates and exercise prices:

		Exercise
Expiry date	Number	Price

November 1, 2012	100,000	$0.50
November 1, 2012	100,000	$1.00
November 1, 2012	100,000	$2.00
November 15, 2014	208,333	$0.50
November 15, 2014	416,667	$2.00
November 15, 2014	200,000	$0.50
July 1, 2019	1,650,002	$0.50
July 1, 2019	1,649,999	$1.00
July 1, 2019	1,649,999	$2.00
August 15, 2019	47,000	$0.50
August 15, 2019	47,000	$1.00
August 15, 2019	47,000	$2.00

	6,216,000

14.	Supplementary Disclosure of Cash Flow Information

Non-cash transactions

Asset Purchase Agreement

As explained in Note 5, shares of the Company were transferred to the Parent Company in exchange for the assets of the Parent Company, including cash of $354,514. Included as part of the APA, the Company transferred its equity interest in SRO and forgave its balances due from SRO. Details of the assets and liabilities transferred is disclosed in Note 5.

Interest received and paid

	6 Months	6 Months
	ended Dec. 31	ended Dec. 31
	2009	2008

Interest received for the period	1,854	495,364
Interest paid for the period	(30,195)	(311,260)

GREENWOOD COMMERCE LTD.

Notes to the Condensed Consolidated Interim Financial Statements
For The 6-Months Ended December 31, 2009 and 2008
(Expressed in U.S. Dollars)
(Unaudited)

15.	Related Party Disclosures

In addition to transactions disclosed elsewhere, the Group was involved in the following transactions with related parties:

a)

The Company entered into various management and consulting agreements during the six-month period ending December 31, 2009 agreeing to pay aggregate monthly fees totaling $80,000 for terms ranging from one to ten years. . Under the terms of the agreements, the Company has also agreed to pay plant construction bonuses and issue stock options (Note 15e) below). $3,500,000 will be paid to a director once the Cyprus Plant reaches production of in excess of 60% of design capacity all capital required for the completion of the next commercial plant has been accumulated and the Company attains cash and cash equivalents plus marketable securities plus accounts receivable less current liabilities of greater than US$5,000,000 after removing for any obligations relating to the construction of the second commercial plant. Further plant construction bonuses totaling $2,600,000 will be paid to various directors for each plant constructed after Cyprus using the Company’s technology. As at December 31, 2009 $485,000 (June 30, 2009: $Nil) was owing to officers of the company for these management and consulting services.

b)

The Company entered into a management agreement with an officer on March 15, 2008. The officer was paid management fees of $20,000 upon signing of the agreement, and $10,000 per month thereafter. The monthly management fee was increased to $15,000 from July 1, 2008.

c)	As at December 31, 2009, the Group had payables totaling $82,042 (June 30, 2009: $48,557,369) owing to related parties and $1,162,334 (June 30, 2009: $Nil) due from related parties.

Of the amounts owning to related parties, $Nil (June 30, 2009: $38,667,105) was owing to the Parent Company, $Nil (June 30, 2009: $287,133) was owing to an officer of the Company and $82,042 (June 30, 2009: $Nil) was owing to a company controlled by an officer of the Company.

During the period ended December 31, 2009 interest on the loan owing to the Parent Company of $2,459,807 (June 30, 2009: $Nil) was recognized in the consolidated statement of operations and comprehensive income using the effective interest rate method.

Of the amounts due from related parties $533,666; June 30, 2009: $Nil) was owing to an officer of the company, $393,523 (June 30, 2009: $Nil) was owing to a company controlled by an officer of the Company and $235,145 (June 30, 2009: $Nil) was owing from the Parent Company.

d)

As explained in Note 9, during the period ended December 31, 2009, the Group acquired an 11.89% holding in Terragon Environmental Technologies Inc. (“Terragon”). An officer of the Company is also President and CEO of Terragon.

e)

Under the Executive Stock Option Plan, stock options totaling 3,133,332 were granted and vested to senior executives of the company. 1,566,666 stock options are exercisable at $1 each, and 1,566,666 are exercisable at $2 each, with a 10 year term.

GREENWOOD COMMERCE LTD.

Notes to the Condensed Consolidated Interim Financial Statements
For The 6-Months Ended December 31, 2009 and 2008
(Expressed in U.S. Dollars)
(Unaudited)

16.	Commitments and Contingencies

Contingencies

As explained in Note 15, the Company has entered into contingent arrangements with a number of officers of the Company were bonuses will be payable to them upon certain criteria being met:

a)

A $3,500,000 cash bonus will be paid to a director on meeting certain criteria: 1) once the Cyprus Plant reaches production of in excess of 60% of design capacity, and 2) all capital required for the completion of the next commercial plant has been accumulated and 3) the Company attains cash and cash equivalents plus marketable securities plus accounts receivable less current liabilities of greater than US$5,000,000 after removing for any obligations relating to the construction of the second commercial plant.

b)

Further plant construction cash bonuses totaling $2,600,000 will be paid to various directors for each plant constructed after the Cyprus plant using the Company’s technology where that plant commences commercial production at or in excess of 60% of design capacity.

Commitments

As explained in Note 15, during the period ended December 31, 2009, existing employee and non-employee agreements entered into were replaced with new agreements committing the Group to monthly payments totaling US$80,000.

The future aggregate payments under these new agreements are as follows:

2010 (to June 30, 2010)	1,756,623
2011	3,839,366
2012	3,868,160
2013	2,581,935
2014	960,000
After 2014	4,800,000

$17,806,084

CARBON GREEN, INC.

Pro-Forma Condensed Consolidated Financial Statements
(Unaudited)

For the Year Ended June 30, 2009

CARBON GREEN, INC.
Index to Pro-Forma Condensed Consolidated Financial Statements (Unaudited)

CARBON GREEN, INC.
Introduction to Pro-Forma Condensed Consolidated Financial Statements
(Unaudited)

The following unaudited pro-forma condensed consolidated financial statements are presented to illustrate the estimated effects of the transactions between Carbon Green, Inc. ("the Company"), Greenwood Commerce Ltd. ("Greenwood") and CBp Carbon Industries, Inc. ("CBp"). In accordance with the Share Purchase Agreement, Carbon Green will acquire all of the outstanding capital stock, outstanding warrants and ownership interest of Greenwood from the CBp in consideration for the issuance of 33,346,262 shares of the Company's common stock and the issuance of 1,056,041 share purchase warrants. The share transaction will result in a change in control of the Company, with the former shareholders of CBp controlling a majority of the Company's voting shares after giving effect to a private placement of 20,448,000 common shares and the cancellation of 11,916,000 common shares. Upon the closing of the transactions, Greenwood will become a wholly-owned subsidiary of the Company, with this transaction accounted for as a reverse acquisition.

In conjunction with the Share Purchase Agreement, Greenwood and CBp entered into an Asset Purchase Agreement whereby Greenwood agreed to acquire all the assets of CBp in exchange for all of Greenwood's equity in, and loans to, Environmental Solutions SRO, all of Greenwood's loans and non-equity interests in Energum KFT and CBp Carbon Hungary KFT, and the issuance of 10,000 shares by the Greenwood to CBp.

The pro-forma condensed consolidated statement of operations for the period ended June 30, 2009 assumes that the share purchase and asset purchase transactions were consummated on July 1, 2008. The pro-forma condensed consolidated balance sheet as of June 30, 2009 assumes the share purchase and asset purchase transactions were consummated on that date.

The pro-forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances.

These pro-forma condensed consolidated financial statements should be read in conjunction with the accompanying notes and assumptions and the historical financial statements of the Company and Greenwood Commerce Ltd.

1

CARBON GREEN, INC.
Pro-Forma Condensed Consolidated Balance Sheet
June 30, 2009 (in US dollars)

	(revised)
	Greenwood	Carbon				Pro Forma
	Commerce	Green				Consolidated
	Ltd.	Inc.	Pro-Forma Adjustments			Balance
	6/30/2009	4/30/2009	(a)	(b)	(c)	Sheet

Assets
Cash	3,555,799	-			222,493	3,778,292
Trading securities	1,025,882	-				1,025,882
Available for sale investments	-				1,668,206	1,668,206
Other receivables	-	-			13,473	13,473
Prepaid expenses and deposits	363,519	-			(45,730)	317,789
Due from related parties	-	-			806,335	806,335
Disposal group assets available for sale	157,990	-				157,990
Total current assets	5,103,190	-				7,767,967

Property, plant and equipment	10,965,856	13,099				10,978,955
License rights	-	-			7,000,000	7,000,000
Trade marks	814	-			203,152	203,966
Other assets	-	1,979				1,979

Total assets	16,069,860	15,078				25,952,867

Liabilities and Stockholders' Equity
Accounts payable and accrued liabilities	807,810	48,082			(202,936)	652,956
Due to related parties	287,133	41,913			(206,722)	122,324
Total current liabilities	1,094,943	89,995				775,280

Due to related parties	38,667,105	-			(38,667,105)	-
Total liabilities	39,762,048	89,995				775,280

Stockholders' Equity
Common stock	1,000	26,460		20,430		47,890
Additional paid-in capital	9,603,131	38,790	(140,167)	(20,430)	38,056,050	47,537,374
Accumulated other comprehensive income	(586,365)	7,837	(7,837)			(586,365)
Accumulated deficit	(32,709,954)	(148,004)	148,004		10,888,642	(21,821,312)
Total stockholders' equity	(23,692,188)	(74,917)				25,177,587

Total liaibilites and stockholders' equity	16,069,860	15,078	-	-	-	25,952,867

2

CARBON GREEN, INC.

Pro-Forma Condensed Consolidated Statement of Operations and Comprehensive Income (Unaudited)
For the year ended June 30, 2009 (in US dollars)

	(revised)
	Greenwood	Carbon
	Commerce	Green				Pro Forma
	Ltd.	Inc.	Pro-Forma Adjustments			Consolidated
	6/30/2009	4/30/2009	(a)	(b)	(c)	Statement

Revenue	12,423	18,887			(12,423)	18,887

Operating expenses
Bank charges	21,632	-			(3,060)	18,572
Consulting and management fees	2,146,625	-			(719,324)	1,427,301
Depreciation	18,268	5,726				23,994
Foreign exchange	8,215,965	-			(21,286)	8,194,679
General and administrative	1,178,721	7,203			(496,705)	689,219
Impairment loss	318,372	-			(246,373)	71,999
Loss on investment - realized	465,108	-				465,108
Loss on investment - unrealized	411,665	-				411,665
Organizational costs	376,398					376,398
Professional fees	298,476	52,632			(22,043)	329,065
Rent	407,657	27,198			(407,657)	27,198
Wages and benefits	333,432	-			9,140	342,572
Total operating expenses	14,192,319	92,759				12,377,770

Income (loss) from operations before interest and other income	(14,179,896)	(73,872)				(12,358,883)
Forgiveness of debt	-	-			858,613	858,613
Interest and other income	678,749	11,478				690,227
Interest expense	(321,650)					(321,650)
Net income (loss) for the year	(13,822,797)	(62,394)				(11,131,693)
Other comprehensive income (loss)
Foreign currency translation adjustments	(355,139)	14,225				(340,914)

Comprehensive Income (loss) for the year	(14,177,936)	(48,169)			2,753,498	(11,472,607)

3

CARBON GREEN, INC.
Pro-Forma Adjustments
June 30, 2009

1.	Share Purchase Transaction

The Share Purchase Transaction is being accounted for as a reverse acquisition. In accordance with the Accounting and Financial Reporting Interpretations and Guidance prepared by the staff of the U.S. Securities and Exchange Commission, the Company (the legal acquirer) is considered the accounting acquiree and Greenwood (the legal acquiree) is considered the accounting acquirer for accounting purposes.

2.	Pro-Forma Adjustments

(a) To eliminate the accumulated deficit of Carbon Green, Inc. upon closing of the transaction

(b)

To reflect the issuance of 33,346,262 shares of Carbon Green, Inc. (legal acquirer) for all of the issued and outstanding shares of Greenwood Commerce Ltd. (legal acquiree & accounting acquirer) upon closing of the share exchange transaction, resulting in the recapitalization of the common stock and additional paid-in capital as a result of the reverse acquistion.

(c)

To reflect the acquistion of the assets of CBp Carbon Industries Inc. in exchange for Greenwood's equity in, and loans to, Environmental Solutions SRO, all of Greenwood's loans and non-equity interests in Energum KFT and CBp Carbon Hungary KFT, and the issuance of 10,000 shares by the Greenwood to CBp.

3.	Capital Stock

Pre Share Purchase Transaction Carbon Green common shares outstanding	26,460,000
Carbon Green shares issued for all outstanding shares of Greenwood	33,346,262
Cancellation of previously issued shares (1)	(11,916,000)
Total Carbon Green common shares outstanding	47,890,262

(1)	Included in the Share Purchase Transaction was the agreement to cancel 11,916,000 previously issued shares of Company. The cancellation occurred in January 2010.

4

CARBON GREEN, INC.

Pro-Forma Condensed Consolidated Financial Statements
(Unaudited)

For the Six Month Period Ended December 31, 2009

CARBON GREEN, INC.
Index to Pro-Forma Condensed Consolidated Financial Statements (Unaudited)

CARBON GREEN, INC.
Introduction to Pro-Forma Condensed Consolidated Financial Statements
(Unaudited)

The following unaudited pro-forma condensed consolidated financial statements are presented to illustrate the estimated effects of the transactions between Carbon Green, Inc. ("the Company"), Greenwood Commerce Ltd. ("Greenwood") and CBp Carbon Industries, Inc. ("CBp"). In accordance with the Share Purchase Agreement, Carbon Green will acquire all of the outstanding capital stock, outstanding warrants and ownership interest of Greenwood from CBp in consideration for the issuance of 33,346,262 shares of the Company's common stock and the issuance of 1,056,041 share purchase warrants. The share transaction will result in a change in control of the Company, with the former shareholders of CBp controlling a majority of the Company's voting shares after giving effect to a private placement of 20,448,000 common shares and the cancellation of 11,916,000 common shares. Upon the closing of the transactions, Greenwood will become a wholly-owned subsidiary of the Company, with this transaction accounted for as a reverse acquisition.

The pro-forma condensed consolidated statement of operations for the period ended December 31, 2009 assumes that the share purchase and asset purchase transactions were consummated on July 1, 2009. The pro-forma condensed consolidated balance sheet as of December 31, 2009 assumes the share purchase and asset purchase transactions were consummated on that date.

The pro-forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances.

These pro-forma condensed consolidated financial statements should be read in conjunction with the accompanying notes and assumptions and the historical financial statements of the Company and Greenwood Commerce Ltd.

1

CARBON GREEN, INC.
Pro-Forma Condensed Consolidated Balance Sheet
December 31, 2009 (in US dollars)

	(revised)
	Greenwood	Carbon			Pro Forma
	Commerce	Green			Consolidated
	Ltd.	Inc.	Pro-Forma Adjustments		Balance
	12/31/2009	10/31/2009	(a)	(b)	Sheet

Assets
Current assets
Cash and cash equivalents	1,927,860	52,199			1,980,059
Trading securities	578,121	-			578,121
Available for sale investments	1,668,206	-			1,668,206
Accounts receivable	33,548	-			33,548
Prepaid expenses and deposits	397,351	-			397,351
Due from related parties	1,162,334	-			1,162,334
Receivable on disposition of subsidiary	157,990	-			157,990
Total current assets	5,925,410	52,199			5,977,609

Non-current assets
Property, plant and equipment	11,710,174	9,799			11,719,973
License rights	7,000,000	-			7,000,000
Trade marks	203,966	-			203,966
Other assets	-	2,182			2,182

Total assets	24,839,550	64,180			24,903,730

Liabilities and Stockholders' Equity
Accounts payable & accrued liabilities	912,038	80,768			992,806
Due to related parties	82,042	53,543			135,585
Borrowings	416,452	-			416,452
Total current liabilities	1,410,532	134,311			1,544,843

Total liabilities	1,410,532	134,311			1,544,843

Stockholders' Equity
Common stock	11,000	27,460		10,430	48,890
Additional paid-in capital	48,758,758	87,790	(216,262)	20,451	48,650,737
Employee equity - benefits reserve	1,464,603	-			1,464,603
Subscriptions received	-	30,881		(30,881)	-
Accumulated other comprehensive income	(588,661)	(3,311)	3,311		(588,661)
Accumulated deficit	(26,216,682)	(212,951)	212,951		(26,216,682)
Total stockholders' equity	23,429,018	(70,131)			23,358,887

Total liaibilites and stockholders' equity	24,839,550	64,180	-	-	24,903,730

2

CARBON GREEN, INC.
Pro-Forma Condensed Consolidated Statement of Operations and Comprehensive Income
(Unaudited)
For the Six Month Period ended December 31, 2009 (in US dollars)

	(revised)
	Greenwood	Carbon
	Commerce	Green			Pro Forma
	Ltd.	Inc.	Pro-Forma Adjustments		Consolidated
	12/31/2009	10/31/2009	(a)	(b)	Statement

Income	70,123	-			70,123

Operating expenses
Business development	220,643	-			220,643
Consulting and management fees	420,570	-			420,570
Depreciation	-	2,577			2,577
Foreign exchange loss (gain)	(327,994)	(5,916)			(333,910)
General and administrative	227,082	10,835			237,917
Loss (gain) on investment - realized	130,724	-			130,724
Loss (gain) on investment - unrealized	(106,532)	-			(106,532)
Professional fees	138,972	41,875			180,847
Stock based compensation	1,464,603	-			1,464,603
Rent	7,661	14,695			22,356
Wages and benefits	340,754	-			340,754
Total operating expenses	2,516,483	64,066			2,580,549
					-
Loss from continuing operations before interest and other income	(2,446,360)	(64,066)			(2,510,426)
Interest and other income	1,854	(881)			973
Effective interest expense on related party loan	(2,459,807)	-			(2,459,807)
Interest expense	(30,195)	-			(30,195)

Loss from continuing operations	(4,934,508)	(64,947)			(4,999,455)
Loss on discontinued operations	(656,369)	-			(656,369)
Gain on disposal of subsidiary	539,131	-			539,131
					-
Net income (loss) for the period	(5,051,746)	(64,947)			(5,116,693)
Other comprehensive income (loss)
Foreign currency translation adjustments	(2,296)	(11,149)			(13,445)

Comprehensive Income (loss) for the period	(5,054,042)	(76,096)			(5,130,138)

3

CARBON GREEN, INC.
Pro-Forma Adjustments
December 31, 2009

1.	Share Purchase Transaction

The Share Purchase Transaction is being accounted for as a reverse acquisition. In accordance with the Accounting and Financial Reporting Interpretations and Guidance prepared by the staff of the U.S. Securities and Exchange Commission, the Company (the legal acquirer) is considered the accounting acquiree and Greenwood (the legal acquiree) is considered the accounting acquirer for accounting purposes.

2.	Pro-Forma Adjustments

(a) To eliminate the accumulated deficit of Carbon Green, Inc. upon closing of the transaction

(b)

To reflect the issuance of 33,346,262 shares of Carbon Green, Inc. (legal acquirer) for all of the issued and outstanding shares of Greenwood Commerce Ltd. (legal acquiree & accounting acquirer) upon closing of the share exchange transaction, resulting in the recapitalization of the common stock and additional paid-in capital as a result of the reverse acquistion.

3.	Capital Stock

Carbon Green common shares outstanding at October 31, 2009	27,460,008
Carbon Green shares issued for all outstanding shares of Greenwood	33,346,262
Cancellation of previously issued shares (1)	(11,916,000)
Total Carbon Green common shares outstanding	48,890,270
Carbon Green shares issued in November 2009	21,065,616
Total Carbon Green common shares outstanding	69,955,886

(1)	Included in the Share Purchase Transaction was the agreement to cancel 11,916,000 previously issued shares of Company. The cancellation occurred in January 2010.

4

Exhibit Number	Description of Exhibit
(3)	Articles of Incorporation and Bylaws
3.1	Articles of Incorporation of the Company (incorporated by reference from our registration statement on Form SB-2 as filed with the Commission on July 25, 2006)
3.2	By-Laws of the Company (incorporated by reference from our registration statement on Form SB-2 as filed with the Commission on July 25, 2006)
3.3	Amendment to the By-Laws of the Company (incorporated by reference from our current report on Form 8-K as filed with the Commission on September 15, 2008)
3.4†	Amended and Restated Bylaws dated January 12, 2010
3.5	Articles of Merger filed with the Secretary of State of Nevada on November 2, 2009 (incorporated by reference from our current report on Form 8-K as filed with the Commission on November 5, 2009)
3.6	Certificate of Change filed with the Secretary of State of Nevada on November 3, 2009 (incorporated by reference from our current report on Form 8-K as filed with the Commission on November 5, 2009)
(10)	Material Contracts
10.1

Share Purchase Agreement dated November 30, 2009 with CBp Carbon Industries, Inc. and Greenwood Commerce Ltd. (incorporated by reference from our current report on Form 8-K as filed with the Commission on December 2, 2009)

10.2	Shares for Debt Agreement with A Mare Usque ad Mare Ltd. (incorporated by reference from our current report on Form 8-K as filed with the Commission on November 10, 2009)
10.3	Form of Subscription Agreement for Non-US residents (incorporated by reference from our current report on Form 8-K as filed with the Commission on November 10, 2009)
10.4	Form of Subscription Agreement for US residents (incorporated by reference from our current report on Form 8-K as filed with the Commission on November 10, 2009)
10.5

Share Purchase Agreement dated November 30, 2009 among our company, CBp Carbon Industries Inc. and Greenwood Commerce Ltd. (incorporated by reference from our current report on Form 8-K as filed with the Commission on December 2, 2009)

10.6†	Management Agreement dated July 1, 2009, between Greenwood Commerce Ltd. and Peter Jensen
10.7†	Management Agreement dated July 1, 2009, between Greenwood Commerce Ltd. and Ken Lee
10.8†	Management Agreement dated July 1, 2009, between Greenwood Commerce Ltd. and John Novak
10.9†	Management Agreement dated July 1, 2009 between Greenwood Commerce Ltd. and AMG Group Inc.
10.10†	Form of Warrant Certificate
(14)	Code of Ethics
14.1	Code of Conduct (incorporated by reference from our annual report on Form 10-KSB as filed with the Commission on July 31, 2008)
(99)	Additional Exhibits
99.1	Form 10-K for year ended April 30, 2009, incorporated by reference from our Form 10-K for the year ended April 30, 2009 as filed with the Securities Exchange Commission on August 10, 2009

†	Previously filed on our current report on Form 8-K as filed with the Commission on January 22, 2010 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARBON GREEN INC.

By: /s/ Kenneth Lee
       Kenneth Lee
       Vice-President Finance

Dated: June 8, 2010